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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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HarborOne Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

        You are invited to attend the 2020 annual meeting of shareholders of HarborOne Bancorp, Inc., which will be held virtually, by means of remote communication, on September 29, 2020 at 10:00 a.m., local time. You will not be able to attend the meeting in person. The annual meeting will be held for the following purposes:

  1.
  To elect the four Class I director nominees named in the proxy statement to serve on our Board of Directors for a term of three years and until their respective successors are duly elected and qualified;

  2.
  To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

  3.
  To approve the HarborOne Bancorp, Inc. 2020 Equity Incentive Plan.

        In addition, shareholders may be asked to consider and vote upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

        Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned, or to which the annual meeting may be postponed.

        Our Board of Directors has fixed the close of business on July 27, 2020 as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof.

        Whether or not you plan to attend the virtual annual meeting, please carefully read the proxy statement and other proxy materials and complete a proxy for your shares as soon as possible. You may authorize your proxy via the internet by following the instructions on the website indicated in the Notice of Internet Availability of Proxy Materials that you received in the mail. You also may request a paper or an e-mail copy of our proxy materials and a paper proxy card at any time. If you attend the virtual annual meeting, you may vote at the meeting if you wish, even if you previously have submitted your proxy.

By Order of the Board of Directors,

Inez H. Friedman-Boyce General Counsel and Corporate Secretary

Brockton, Massachusetts
August 17, 2020

        Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on September 29, 2020: This proxy statement and our 2019 Annual Report to Shareholders are available at www.harboronebancorp.com.

PROXY STATEMENT

FOR OUR 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD VIRTUALLY ON SEPTEMBER 29, 2020

        This proxy statement is being made available to shareholders of HarborOne Bancorp, Inc. ("we," "us," "our," "ours" and the "Company") in connection with the solicitation of proxies by the Board of Directors (the "Board") for use at our 2020 annual meeting of shareholders to be held virtually on September 29, 2020, at 10:00 a.m., local time, or at any postponement or adjournment of the annual meeting. This proxy statement and a form of proxy have been made available to our shareholders on the internet and the Notice of Internet Availability of Proxy Materials has been mailed to shareholders on or about August 17, 2020.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why are you holding a virtual annual meeting?

        Due to the public health and travel concerns that our shareholders may have and the protocols that federal, state and local governments continue to impose in response to the COVID-19 pandemic, we are holding our annual meeting by means of remote communication, via live webcast.

How do I register and access the virtual annual meeting?

        Shareholders who wish to attend the virtual annual meeting must visit www.virtualshareholdermeeting.com/HONE2020 and enter the control number found on the proxy card, voting instruction form or Notice of Annual Meeting. To ensure access to the live webcast, shareholders must check in to the webcast by 9:45 a.m., local time, on September 29, 2020. A technical support number will be made available on the webpage during check-in for shareholders who experience technical difficulties accessing the virtual annual meeting.

Who is entitled to vote at the annual meeting?

        Holders of record of our common stock, $0.01 par value per share, at the close of business on July 27, 2020, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the annual meeting. If you are a holder of record of our common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share of common stock as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Shareholders do not have the right to cumulate voting for the election of directors.

What is the purpose of the annual meeting?

        At the annual meeting, you will be asked to vote on the following proposals:

  •
  Proposal 1: The election of the four Class I director nominees named in this proxy statement to serve on our Board for a term of three years and until their respective successors are duly elected and qualified; and

  •
  Proposal 2: The ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

  •
  Proposal 3: The approval of the HarborOne Bancorp, Inc. 2020 Equity Incentive Plan.

        You also may be asked to consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

What constitutes a quorum?

        The presence, in person or by proxy, of holders of a majority of the votes entitled to be cast at the annual meeting is necessary to constitute a quorum for the transaction of any business at the annual meeting. As of July 27, 2020, there were 58,409,342 shares outstanding and entitled to vote at the annual meeting.

        Each share of common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the annual meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on a particular matter, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

What vote is required to approve each proposal?

        With respect to Proposal 1, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. Abstentions and broker non-votes with respect to Proposal 1 will have no effect on the election of directors. Proposals 2 and 3 will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes with respect to Proposals 2 and 3 will have no effect on the votes for this proposal.

Can I change my vote after I submit my proxy card?

        If you cast a vote by proxy, you may revoke it at any time before it is voted by:

  •
  filing a written notice revoking the proxy with our Secretary at our address;

  •
  properly submitting to us a proxy with a later date; or

  •
  attending and voting at the virtual annual meeting.

        If you attend the virtual annual meeting, you may vote whether or not you previously have given a proxy, but your attendance (without further action) at the annual meeting will not constitute revocation of a previously given proxy.

        You may revoke a proxy for shares held by a bank, broker or other nominee by submitting new voting instructions to the bank, broker or other nominee or, if you have obtained a legal proxy from the bank, broker or other nominee giving you the right to vote the shares at the annual meeting, by attending the virtual annual meeting by means of remote communication and voting virtually.

How do I vote?

        Voting at the Virtual Annual Meeting.    All shareholders will be entitled to vote at the virtual meeting by using their 16-digit control number to vote.

        Voting by Proxy.    If your shares are registered directly in your name with our transfer agent, the Notice of Internet Availability of Proxy Materials was sent directly to you by us. In that case, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

  •
  Vote online.  You can access proxy materials at www.harboronebancorp.com and vote at www.proxyvote.com. To vote online, you must have a shareholder identification number provided in the Notice of Internet Availability of Proxy Materials.

  •
  Vote by regular mail.  If you received printed materials and would like to vote by mail, then please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

        Voting by Proxy for Shares Registered in Street Name.    If your shares are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

        Even if you plan to attend the virtual annual meeting, we recommend that you submit a proxy to vote your shares in advance so that your vote will be counted if you later are unable to attend the virtual annual meeting.

How is my vote counted?

        If you authorize your proxy to vote your shares electronically via the Internet or, if you received a proxy card by mail and you properly marked, signed, dated and returned it, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, your shares will be voted FOR the election of the nominees for the directors named in this proxy statement, FOR ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and FOR approval of the HarborOne Bancorp, Inc. 2020 Equity Incentive Plan. It is not anticipated that any matters other than those set forth in this proxy statement will be presented at the annual meeting. If other matters are presented, proxies will be voted at the discretion of the proxy holders.

How does the Board recommend that I vote on each of the proposals?

        The Board recommends that you vote:

  •
  FOR Proposal 1: The election of Joseph F. Casey, David P. Frenette, Esq., Barry Koretz and Michael J. Sullivan, Esq. as Class I directors to serve on our Board for a term of three years and until their respective successors are duly elected and qualified;

  •
  FOR Proposal 2: The ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

  •
  FOR Proposal 3: The approval of the HarborOne Bancorp, Inc. 2020 Equity Incentive Plan.

What other information should I review before voting?

        Our 2019 Annual Report on Form 10-K, including our consolidated financial statements for the fiscal year ended December 31, 2019, is being made available to you along with this proxy statement. You may obtain, free of charge, copies of our 2019 annual report and the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which contain additional information about the Company, on our website at www.harboronebancorp.com or by directing your request in writing to 770 Oak Street, Brockton, MA 02301, Attention: Investor Relations. The 2019 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission (the "SEC").

Who is soliciting my proxy?

        This solicitation of proxies is made by and on behalf of the Board. We will pay the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone. We have engaged Innisfree M&A Incorporated to solicit proxies held by brokers and nominees, and will reimburse it for reasonable out-of-pocket expenses incurred in the solicitation of proxies.

Why didn't I automatically receive a paper copy of the proxy statement, proxy card and annual report?

        Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the internet. Accordingly, rather than paper copies of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials to our shareholders.

How can I change how I receive proxy materials in the future?

        The Notice of Internet Availability of Proxy Materials includes instructions on how to access our proxy materials over the internet at www.harboronebancorp.com and how to request a printed set of the proxy materials by mail or an electronic set of materials by e-mail.

        Instead of receiving a Notice of Internet Availability of Proxy Materials in the mail, shareholders may elect to receive future proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the environmental impact of the annual meeting. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. You can change your election by sending a blank e-mail with the 16-digit control number on your proxy card to sendmaterial@proxyvote.com, via the internet at www.proxyvote.com or by telephone at (800) 579-1639. Your election to receive future proxy materials by e-mail will remain in effect until you terminate it.

Participants in the ESOP and 401(k) Plan

        If you participate in the HarborOne Bank Employee Stock Ownership Plan (the "ESOP") or if you hold Company common stock through the HarborOne 401(k) Plan (the "401(k) Plan"), you will receive vote authorization form(s) that reflect all shares you may direct trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee will vote all shares held by the ESOP in the same proportion as shares for which it has received timely voting instructions. Each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. HarborOne Bank, as plan administrator of the 401(k) Plan, will vote any shares in the 401(k) Plan for which participants have not issued voting instructions as HarborOne Bank determines in its discretion and will direct the 401(k) plan trustee accordingly. The deadline for returning your voting instructions for shares that you hold in the ESOP and the 401(k) Plan, if any, is 11:59 p.m. on September 19, 2020.

        If you have any questions about voting under the ESOP or the 401(k) Plan, please contact Patricia Williams, Senior Vice President, Human Resources Officer.

        No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and the representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized.

PROPOSAL 1: ELECTION OF DIRECTORS

        Our articles of organization provide for a classified board of directors consisting of three classes of directors. At each annual meeting of shareholders, a class of directors will be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election and until their respective successors are duly elected and qualified. Our articles of organization provide that the size of our Board will be determined from time to time by resolution of our Board. The Board currently consists of twelve members.

        The Board, upon the recommendation of the Nominating and Governance Committee, has nominated Joseph F. Casey, David P. Frenette, Esq., Barry Koretz, and Michael J. Sullivan, Esq. to serve as directors. Each of these nominees is a current director of the Company. The Board anticipates that each nominee will serve, if elected, as a director. However, if any nominee is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person or persons as the Board may select. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election.

        We will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes, if any, will have no effect on this proposal.

        The Board unanimously recommends that you vote FOR each of the director nominees.

Information Regarding the Directors and Director Nominees

        The following table sets forth certain information with respect to each director and director nominee, based upon information furnished by each director.

Name	Age	Position(s)	Independent	Since(1)	Expires
Joseph F. Barry	79	Director	Yes	1987	2022
Mandy L. Berman	49	Director	Yes	2019	2021
James W. Blake	70	Chief Executive Officer	No	1995	2022
Joseph F. Casey	60	President and Chief Operating Officer	No	2017	2020
David P. Frenette, Esq.	65	Director	Yes	2007	2020
Gordon Jezard	85	Director	Yes	1983	2021
Barry R. Koretz	75	Director	Yes	1987	2020
Timothy R. Lynch	65	Director	Yes	2011	2022
William A. Payne	63	Director	Yes	2017	2021
Wallace H. Peckham, III, MBA, CPA	77	Director	Yes	1981	2021
Michael J. Sullivan, Esq.	65	Chairman of the Board	Yes	2015	2020
Damian W. Wilmot, Esq.	44	Director	Yes	2019	2022

(1)
The dates for Messrs. Barry, Blake, Frenette, Jezard, Koretz, Lynch, Peckham and Sullivan reflect their initial appointment to the HarborOne Bank Board of Directors.

        The following includes a brief biography for each of our directors. There are no family relationships among any of our directors or executive officers. Unless otherwise stated, each director has held his or her current occupation for the last five years.

        The biographical description below for each nominee includes specific experience, qualifications, attributes and skills that led to the conclusion by the Company's Nominating and Governance Committee and the Board of Directors that such person should serve as a director of the Company. The biographical description below for each director who is not standing for election includes the specific experience, qualifications, attributes and skills that the Company's Nominating and Governance Committee and the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. The Company's Nominating and Governance Committee and the Board of Directors did not currently evaluate whether these directors should serve as directors, as the terms for which they have been previously elected continue beyond the annual meeting.

        In addition to the information presented below regarding each person's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to service to the Company and its shareholders.

        Each of the Company's directors currently serves as a director of HarborOne Bank.

        Joseph F. Barry retired in 2003 as Senior Vice President of HMI, Inc., a travel marketing firm located in Norwood, Massachusetts, after 14 years with the company. Before joining HMI, Inc., Mr. Barry was Vice President at Knapp Shoes, Inc. from 1986 to 1989 and Vice President at Herman Shoe International, Inc. from 1983 to 1986. Mr. Barry was selected to serve as a director because of his business experience and ability to assist us in strategic planning.

        Mandy L. Berman has served as the Chief Operating Officer of 42 North Dental since 2019. 42 North Dental is a leading dental support organization in New England supporting over two dozen practice brands in more than 76 locations. The principal office is located in Waltham Massachusetts. Previously she was the Chief Administrative Officer and Executive Vice President, Operations of Bright Horizons Family Solutions, a NYSE listed company headquartered in Watertown, Massachusetts, a position she held from 2016 to February 2019. From 2005 to 2016, Ms. Berman held various roles at Bright Horizons Family Solutions, including Acting CIO (2014 to 2016); Executive Vice President, Global and Back-Up Care Operations (2014 to 2015); Senior Vice President, Back-Up Care Services (2009 to 2013); and Vice President, Back-Up Division (2005 to 2009). Ms. Berman was an executive at ChildrenFirst, Inc. from 2000 to 2005, when the company was acquired by Bright Horizons Family Solutions. Prior to Ms. Berman's tenure at ChildrenFirst, she held positions at Project Achieve, The Parthenon Group and Bain & Company. Ms. Berman holds an A.B. from Princeton University and an M.B.A. from the Harvard Business School, where she graduated with distinction. Ms. Berman serves on the Board of Directors of One Goal Massachusetts, and is a professional development mentor and coach for Education Pioneers. Ms. Berman was selected to serve as a director because of her experience as a global executive with a record of strong financial results and operational performance.

        James W. Blake has served as Chief Executive Officer of HarborOne Bancorp, Inc. since 2016. He has served as Chief Executive Officer of HarborOne Bank since 1995, and served as President of HarborOne Bank from 1995 to 2017, after serving as Chief Operating Officer from 1993 to 1994. Prior to joining HarborOne Bank, Mr. Blake was Senior Vice President of Retail Banking and Marketing at Mechanics Bank in Worcester, Massachusetts, from 1986 to 1993. Mr. Blake has served on the Community Depository Institutions Advisory Council of the Federal Reserve Bank of Boston. Since 2011, he has served on the Signature Healthcare Executive Business Council, and the YMCA Foundation. He also currently serves on the board of the Connecticut Online Computer Center, a position he has held since 2003. He also served on the board of the Massachusetts Credit Union League, from 1998 to 2012. As Chief Executive Officer, Mr. Blake is familiar with our banking operations and provides the Board of Directors with insight into our challenges, opportunities and operations. In addition, he was selected to serve as a director because of his extensive banking experience and familiarity with our market area.

        Joseph F. Casey joined HarborOne Bank in 2004. He has served as President and Chief Operating Officer of HarborOne Bancorp, Inc. since May 2018 and was previously Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of the Company from 2016 until 2018. He was appointed President and Chief Operating Officer of HarborOne Bank in February 2017. Prior to his current position, he served as Executive Vice President and Chief Financial Officer of HarborOne Bank from 2006 to 2015 and Senior Vice President and Chief Financial Officer from 2004 to 2006. Before joining HarborOne Bank, Mr. Casey was Vice President at Seacoast Financial Services in New Bedford, Massachusetts, and Senior Vice President, Chief Financial Officer and Treasurer at Compass Bank for Savings in New Bedford, Massachusetts, from 2003 to 2004, and prior to that held various titles, including Chief Financial Officer, Treasurer, Controller and Internal Auditor during his 17 years with Andover Bancorp, Inc. in Andover, Massachusetts. He is an inactive Certified Public Accountant. Mr. Casey is Chair Elect and member of the Board of Directors of the MetroSouth Chamber of Commerce. Mr. Casey is a member of the Board of Directors of the Old Colony YMCA and Chairman of its Investment Committee. Mr. Casey was selected to serve as a director because of his extensive banking, financial and accounting experience and familiarity with our banking operations and market area.

        David P. Frenette, Esq. is an attorney in solo practice in Brockton, Massachusetts, focusing primarily on elder law, estate planning, residential and commercial real estate and business organization. A graduate of Holy Cross College and New England School of Law, Mr. Frenette has practiced law for over 25 years. Mr. Frenette was a partner at Frenette & Dukess from 1995 to 2012 and with Wheatley, Frenette & Dukess from 1990 to 1995, specializing in real estate closings for local banks, including HarborOne Bank. Mr. Frenette has served on the Board of Trustees of Signature Healthcare Brockton Hospital since 1999, serving as chairman for three years, as well as on the boards at the Old Colony YMCA since 1993. He is also an active member at Rotary Club of Brockton. Mr. Frenette was selected to serve as a director because of his extensive experience in the practice of law, particularly in real estate, and because of his involvement and knowledge of the local community and his experience working with local businesses.

        Gordon Jezard retired in 2012 after a 28-year career in the automotive parts and supplies retail business, as owner of and director of operations at Bettridge Auto Parts, Inc. in Brockton, Massachusetts, which he sold in 2012. Prior to his tenure at Bettridge Auto Parts, Inc., Mr. Jezard held management positions at Eastern Edison Co., an electric company in Brockton, Massachusetts. Mr. Jezard is a graduate of Northeastern University with degrees in Business Management and Electrical Engineering. Mr. Jezard was selected to serve as a director because of his knowledge of and experience working with small businesses.

        Barry R. Koretz retired from BKA Architects, Inc. in 2017. He was the President and founder of BKA Architects, Inc. in Brockton, Massachusetts, a full-service commercial architecture and design firm he started in 1974. As President of BKA Architects, Inc., Mr. Koretz was responsible for matters related to finance, administration, business development and project management of the 50-person firm with approximately $7 million in annual billings. Mr. Koretz has served as co-chair of the Signature Healthcare Executive Business Council since 2012 and the Signature Healthcare Capital Campaign Steering Committee since 2015, and as a director of the Brockton Boys and Girls Club since 2000. Previously, Mr. Koretz was a member of the Board of Trustees of Brockton Hospital and the boards of directors of Metro South Chamber of Commerce and the United Way of Greater Plymouth County. Mr. Koretz was selected to serve as a director because of his experience owning and managing a business in our market area, which, together with his knowledge of and service to our local community, provides a unique perspective on the needs of customers in our market area.

        Timothy R. Lynch has served as Senior Vice President and Chief Medical Officer of South Shore Health System since January 2019. Prior to that he served as Chief Medical Officer at South Shore Hospital from May 2017 to January 2019. He is also an Assistant Professor of Medicine and the South Shore Health Dean of Tufts University School of Medicine. He was Chairman of the Department of Medicine from March 2016 through May 2017, and has been a practicing internist at South Shore Medical Center since 2013. Dr. Lynch was the Chief Medical Officer at South Shore Physician Ambulatory Enterprise (SSPAE) in Weymouth, Massachusetts, from 2015 to 2016. Prior to that, Dr. Lynch was Lead Hospital Physician, South Region at Atrius Health from 2013 to 2015. From 1996 to 2013, Dr. Lynch held the following positions at Signature Healthcare: Vice President of Quality from 2011 to 2013; Vice President of the Medical Staff from 2010 to 2013; Vice Chairman, Physician Hospital Organization Board of Directors from 2003 to 2008; Trustee, Signature Healthcare Corporation from 2002 to 2013; Trustee, Signature Healthcare Brockton Hospital Incorporated from 2002 to 2013; and Patient Care Assessment Coordinator from 1996 to 2013. Dr. Lynch currently serves as a member of the board of directors of Connected Care of Southeastern Massachusetts. Dr. Lynch was selected to serve as a director because of his management experience, including strategic planning, budget development and state, federal and industry regulatory compliance.

        William A. Payne is a principal and co-founder of PRW Wealth Management, LLC, an independent registered investment advisor serving the planning needs of both the mid-market corporate marketplace and high net worth families for over 30 years. Mr. Payne holds both the series 7 and 63 securities licenses. He also has several professional designations, including Chartered Financial Consultant and Masters in Financial Services. In 1999, Mr. Payne's firm was one of the founding companies in National Financial Partners, a financial services company which became publicly traded on the NYSE in 2003. In addition, Mr. Payne has served on the board of the Old Colony YMCA since 1995, serving as Board Chairman from 2003 to 2005. Mr. Payne also serves on the board of Lion Street Inc., a financial services company based in Austin, Texas. Mr. Payne was selected to serve as a director because of his experience in wealth management and knowledge of the financial markets.

        Wallace H. Peckham, III, MBA, CPA retired in 2015 from Conley & Wood, CPA's P.C., in South Easton, Massachusetts, where he had worked since 2013 following its merger with the company he founded in 2010, Peckham & Eidlin, CPA's, P.C., in Brockton, Massachusetts. Mr. Peckham has been self-employed since 1982 as a certified public accountant in private practice throughout Brockton, Massachusetts, providing professional services to individuals and the business community. Mr. Peckham has been a member of the Board of Trustees of Signature Healthcare, Brockton Hospital since 2007 and served as chairman from 2013 to 2014. He is a member of the Rotary Club of Brockton. Mr. Peckham was selected to serve as a director because of his financial and accounting experience, which provides a unique perspective with respect to the preparation and review of our financial statements, the supervision of our independent auditors and the review and oversight of our financial controls and procedures, accounting practices and tax matters.

        Michael J. Sullivan, Esq. has been a partner at the Ashcroft Law Firm, LLC in Boston, Massachusetts since 2009. Mr. Sullivan is recognized as an expert in government investigations, corporate compliance and ethics, fraud, corruption, health care and corporate security, with extensive policy and regulatory experience. Prior to joining the Ashcroft Law Firm, LLC, Mr. Sullivan was a United States Attorney for the District of Massachusetts from 2001 to 2009. From 2006 until January 2009, Mr. Sullivan served as Presidentially Nominated Director of the Bureau of Alcohol, Tobacco, Firearms and Explosives in Washington, DC, and from 1995 to 2001 he served as the District Attorney for Plymouth County, Massachusetts. Mr. Sullivan has been a member of the board of directors of Signature Healthcare since May 2009, Old Colony YMCA from 1995 until 2001 and from 2009 until present, New Heights Charter School, Continuing Education Institute from 1989 to 1994 and Consumer Credit Counseling Services from 1986 to 1989. Mr. Sullivan was selected to serve as a director because of his extensive policy and regulatory legal experience and continued service to the community.

        Damian W. Wilmot, Esq. has served as the Chief Risk and Compliance Officer of Vertex Pharmaceuticals Incorporated since 2017. Mr. Wilmot has held a number of roles at Vertex since joining in 2015, including Interim Head of Human Resources (2017); Vice President & Associate General Counsel—Chief Litigation Counsel (2015 to 2017); and Interim Chief Compliance Officer (2015). Mr. Wilmot was Assistant General Counsel at Sunovion Pharmaceuticals Inc. from 2014 to 2015. Prior to that, Mr. Wilmot was a partner at Goodwin Procter LLP from 2010 to 2014, and an associate from 2006 to 2010. Mr. Wilmot served as Assistant United States Attorney for Massachusetts from 2004 to 2006, Litigation Associate at Seyfarth Shaw LLP and Judicial Law Clerk for the State of Connecticut Supreme Court from 2000 to 2001. Mr. Wilmot graduated from Trinity College and Suffolk University Law School. Mr. Wilmot is a director of The John F. Kennedy Library Foundations and the Boys & Girls Club of Boston, and previously served on numerous other non-profit and community organizations throughout the greater Boston area. Mr. Wilmot was selected to serve as a director because of his extensive experience as legal counsel to numerous highly-regulated national and global consumer-facing organizations.

Biographical Information Regarding Executive Officers Who Are Not Directors

        As of the date of this proxy statement, our executive officers who are not directors are as follows:

Name	Age	Position(s)
Inez H. Friedman-Boyce	54	Senior Vice President, General Counsel and Corporate Secretary at HarborOne Bancorp, Inc. and HarborOne Bank
Christopher K. Gibbons	68	Senior Vice President—Consumer Lending at HarborOne Bank
Brenda C. Kerr	49	Senior Vice President—Retail Banking at HarborOne Bank
David B. Reilly	55	Senior Vice President—Operations at HarborOne Bank
H. Scott Sanborn	56	Executive Vice President, Chief Lending Officer at HarborOne Bank
Linda H. Simmons	60	Executive Vice President, Chief Financial Officer at HarborOne Bancorp, Inc. and HarborOne Bank
David E. Tryder	55	Senior Vice President, Chief Marketing Officer at HarborOne Bank
Patricia M. Williams	60	Senior Vice President, Human Resources Officer at HarborOne Bank

        The following is a brief biography of each of our executive officers.

        Inez H. Friedman-Boyce joined HarborOne Bancorp, Inc. and HarborOne Bank as Senior Vice President—General Counsel and Corporate Secretary in November 2019. Prior to joining HarborOne Bank, Ms. Friedman-Boyce was a partner at Goodwin Procter LLP from 2005 to 2019, where she practiced securities and complex business litigation. Ms. Friedman-Boyce began her legal career in 1995 at Testa, Hurwitz & Thibeault, LLP, where she was elected to the partnership in 2004. Ms. Friedman-Boyce also served as a Special Assistant District Attorney in the Middlesex County District Attorney's Office in 2000. Ms. Friedman-Boyce holds a B.A. from Amherst College and J.D. from Georgetown University Law Center, where she graduated with honors.

        Christopher K. Gibbons joined HarborOne Bank in August 1994 and has been the Senior Vice President—Consumer Lending since 1999. He served as Senior Vice President—Consumer Lending & Collections from 1999 to 2015 and Vice President—Consumer Lending from 1994 to 1999. Before joining HarborOne Bank, Mr. Gibbons worked at several banks in Abington, Massachusetts, and Brockton, Massachusetts, as Vice President—Consumer Lending.

        Brenda C. Kerr has served as Senior Vice President—Retail Banking since joining HarborOne Bank in September 2018. Prior to joining HarborOne Bank, Ms. Kerr served as Director of Retail Sales, Operations and Support at Century Bank from 2016 to 2018; Senior Vice President, Director of Sales and Service Execution at Santander Bank, N.A. from 2013 to 2016 after starting her career at Fleet Bank, Boston, Massachusetts, and working in multiple positions of increasing authorities while it was acquired and transitioned to Sovereign Bank, which subsequently became Santander Bank, N.A.

        David B. Reilly has served as Senior Vice President—Operations since joining HarborOne Bank in 2008. Prior to joining HarborOne Bank, Mr. Reilly was Senior Vice President—Operations from 2004 to 2008 and Vice President—Director Alternative Delivery and Customer Service in 2004 at Rockland Trust Company in Rockland, Massachusetts; Technology Integration On-Site Coordinator at Citizens Bank in Providence, Rhode Island in 2003; and Director, Information Technology from 2000 to 2003 and Vice President—Call Center Operations and Retail Delivery from 1996 to 2003 at Cambridgeport Bank in Cambridge, Massachusetts.

        H. Scott Sanborn joined HarborOne Bank in 2014 and has been Executive Vice President-Chief Lending Officer since February 2020. He served as Executive Vice President—Commercial Lending from February 2018 to 2020 and Senior Vice President—Commercial Lending from 2014 to 2018. Prior to joining HarborOne Bank, Mr. Sanborn was Regional Vice President—Metro Boston & Rhode Island/Southeastern Massachusetts from 2011 to 2014 and Professionals Group Leader, Wealth from 2010 to 2011 at TD Bank in Boston, Massachusetts, and Senior Vice President—Regional Executive & Professionals Market Leader from 2005 to 2010 and Senior Vice President—Market Manager from 2000 to 2004 at Sovereign Bank (now Santander Bank, N.A.) based in Boston, Massachusetts.

        Linda H. Simmons joined HarborOne Bank in May 2017 as the Chief Financial Officer of the Bank, became Senior Vice President and Chief Financial Officer of HarborOne Bancorp, Inc. in May 2018, and became Executive Vice President and Chief Financial Officer of HarborOne Bancorp, Inc. in July 2020. Prior to joining HarborOne Bank, Ms. Simmons was Senior Vice President, Chief Financial Officer and Treasurer of The Cooperative Bank of Cape Cod from 2012 to 2017; Executive Vice President, Chief Financial Officer and Treasurer of Bancorp Rhode Island from 2004 to 2011; and held various positions with responsibilities in the asset/liability management area at Bank of America from 1995 to 2004.

        David E. Tryder has served as Senior Vice President—Chief Marketing Officer since joining HarborOne Bank in 2014. Prior to joining HarborOne Bank, Mr. Tryder was Director—Digital Strategy Group in 2013, Director—Interactive & Relationship Marketing from 2009 to 2013, and Senior Manager—Interactive Marketing from 2005 to 2009 at Dunkin' Donuts in Canton, Massachusetts; Vice President—Marketing Director at Modem Media in Norwalk, Connecticut, from 2004 to 2005; Vice President—Marketing Director at Digitas, LLC in Boston, Massachusetts, from 2000 to 2004; and Product Manager—ATM Network and Online Banking at Fleet Bank in Boston, Massachusetts, from 1997 to 2000.

        Patricia M. Williams, Senior Vice President—Human Resources Officer, joined HarborOne in 1986. During her tenure she has held the leadership role in the Human Resources Division and has been responsible for the development, implementation and oversight of human resources policies, training and development, benefits, talent acquisition and retention and culture.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS

Board Leadership Structure and the Role of the Board in Risk Oversight

        Board Leadership Structure.    The positions of our Chairman of the Board and Chief Executive Officer are separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management.

        Our Board recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as our Board's oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of the company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board.

        Although our by-laws do not require that we separate the Chairman of the Board and Chief Executive Officer positions, our Board believes that having separate positions is the appropriate leadership structure for us at this time. Our Board recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman of the Board with the role of Chief Executive Officer, might be appropriate. Accordingly, our Board may periodically review its leadership structure. Our Board believes its administration of its risk oversight function has not affected its leadership structure.

        Role of the Board in Risk Oversight.    The Board is actively involved in oversight of risks that could affect the Company including credit risk, interest rate risk, liquidity risk, accounting risk, operational risk, regulatory/compliance risk, legal risk, strategic risk and reputation risk. This oversight is conducted in part through committees of the Board, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through reports by each committee regarding its considerations and actions, regular reports from officers responsible for oversight of particular risks within the Company as well as through internal and external audits. Risks relating to the direct operations of the Company are further overseen by the Board of Directors of HarborOne Bank, who are the same individuals who serve on the Board of the Company. Further, the Board oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

Director Independence

        The Nasdaq listing rules requires that independent directors compose a majority of a listed company's board of directors. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company's audit, compensation, and nominating and governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under Nasdaq listing rules, a director will only qualify as an "independent director" if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition to satisfying general independence requirements under the Nasdaq listing rules, a member of a compensation committee of a listed company may not, other than in his or her capacity as a member of the compensation committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries. Additionally, the board of directors of the listed company must consider whether the compensation committee member is an affiliated person of the listed company or any of its subsidiaries and, if so, must determine whether such affiliation would impair the director's judgment as a member of the compensation committee.

        Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family and other relationships, including those relationships described under the section of this proxy statement entitled "Transactions with Related Parties," our Board determined that each of our directors, with the exception of Mr. Blake and Mr. Casey, is "independent" under the Nasdaq listing rules. Mr. Blake is not considered independent because he currently serves as our Chief Executive Officer. Mr. Casey is not considered independent because he currently serves as President and Chief Operating Officer. Our Board also determined that each member of the audit, compensation, and nominating and governance committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing rules, as applicable. In making these determinations on the independence of our directors, our Board considered the relationships that each such non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining independence.

        Our independent directors will meet alone in executive session periodically. The purpose of these executive sessions is to promote open and candid discussion among the independent directors.

Code of Business Conduct and Ethics

        Our Board has established a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

  •
  compliance with laws, rules and regulations;

  •
  prompt internal reporting of violations of the Code to appropriate persons identified in the Code; and

  •
  accountability for adherence to the Code of Business Conduct and Ethics.

        Any waiver of the Code of Business Conduct and Ethics for our directors or officers may be made only by our Board or a committee thereof, and will be promptly disclosed as required by law or NASDAQ regulations. We intend to disclose on our website any amendment to, or waiver of, any provisions of our Code of Business Conduct and Ethics applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or NASDAQ. A copy of our Code of Business Conduct and Ethics is available under the "Investor Relations" tab at www.harborone.com

Shareholder Communications with the Board

        Shareholders wishing to communicate with our Board of Directors should address their communications to the Company's investor relations department by telephone at (508) 895-1000 or by mail sent to the Company's main address at 770 Oak Street, Brockton, Massachusetts 02301, Attention: Investor Relations. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Shareholder—Board Communication" or "Shareholder—Director Communication." All such letters should clearly state whether the intended recipients are all members of the Board or certain specified individual directors. All communications will be reviewed by the Company's investor relations department, which will determine whether the communication will be relayed to the Board or the director. Except for resumes, sales and marketing communications or notices regarding seminars or conferences, summaries of all shareholder communications will be provided to the Board.

The Board and its Committees

        Our Board has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

        The Board held 18 meetings during fiscal year 2019, and all directors attended 96% or more of the Board meetings and meetings of the committees on which they served during the periods they served. While we do not have a formal policy related to Board member attendance at annual meetings of shareholders, directors are encouraged to attend each annual meeting to the extent reasonably practicable. Ten directors attended the 2019 annual meeting of shareholders.

        The table below highlights the membership of each committee along with the number of meetings held during 2019:

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee	Executive Committee
Joseph F. Barry	X
Mandy Lee Berman(1)
James W. Blake
Joseph F. Casey
David P. Frenette, Esq.		Chair		X
Gordon Jezard		X		Chair
Barry R. Koretz	X
Timothy R. Lynch			X	X
William A. Payne(2)				X
Wallace H. Peckham, III, MBA, CPA	Chair	X	X
Michael J. Sullivan, Esq.(2)	X		Chair
Damian W. Wilmot(1)
Total Meetings Held in 2019	8	8	1	7

(1)
New directors effective on January 14, 2019.

(2)
In February 2019, Director Payne became a member of the Audit Committee in lieu of Director Sullivan.

        Audit Committee.    The Audit Committee assists our Board in its oversight of the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, and our internal financial and accounting controls. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent registered public accounting firm, and our independent registered public accounting firm reports directly to the audit committee. The Audit Committee also prepares the Audit Committee report that the SEC requires to be included in our annual proxy statement.

        Each member of the Audit Committee qualifies as an independent director under the corporate governance standards of the Nasdaq listing rules and the independence requirements of the Exchange Act. Our Board has determined that Mr. Peckham qualifies as an "audit committee financial expert" as such term is currently defined under SEC rules. The Audit Committee has adopted a written charter that satisfies the applicable standards of the SEC and the Nasdaq listing rules, a copy of which is available under the "Investor Relations" tab at www.harborone.com.

        Compensation Committee.    The Compensation Committee approves our compensation objectives, approves the compensation of the Chief Executive Officer and approves or recommends to our Board for approval the compensation of other executives. The Compensation Committee reviews all compensation components, including base salary, bonus, benefits and other perquisites.

        Each member of the Compensation Committee is a "non-employee director" under the Exchange Act and each is an independent director as defined by the Nasdaq listing rules. The Compensation Committee has adopted a written charter that satisfies the applicable standards of the SEC and the Nasdaq listing rules, a copy of which is available under the "Investor Relations" tab at www.harborone.com.

        Nominating and Governance Committee.    The Nominating and Governance Committee recommends to our Board candidates for directorships and the structure and composition of our Board and the Board committees. In addition, the Nominating and Governance Committee develops and recommends to our Board corporate governance guidelines and advises our Board on corporate governance matters.

        Each member of the Nominating and Governance Committee is a "non-employee director" under the Exchange Act, and each is an independent director as defined by the Nasdaq listing rules. The Nominating and Governance Committee has adopted a written charter that satisfies the applicable standards of the Nasdaq listing rules, a copy of which is available under the "Investor Relations" tab at www.harborone.com.

        Our Board of Directors may establish other committees from time to time.

Consideration of Director Nominees

        The Nominating and Governance Committee is responsible for identifying, assessing and recommending the slate of candidates to be nominated for election to the Board of Directors. The Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director, and assesses the mix of skills and the performance of the Board as a whole on an annual basis. In the course of establishing the slate of nominees for director each year, the Nominating and Governance Committee will consider whether any vacancies on the Board are expected due to retirement or otherwise, the skills represented by retiring and continuing directors, and additional skills identified by the Board in the course of its self-assessment that could improve the overall quality and ability of the Board to carry out its function. In the event that vacancies are anticipated or arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through the business and other networks of the existing members of the Board or from management. The Nominating and Governance Committee may also solicit recommendations for director nominees from independent search firms or any other source it deems appropriate. When an incumbent director is up for re-election, the Nominating and Governance Committee reviews the performance, skills and characteristics of such incumbent director before making a determination to recommend that the full Board nominate him or her for re-election.

        The Nominating and Governance Committee requires all nominees to have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing; to be highly accomplished in his or her respective field, with superior credentials and recognition; to be well regarded in the community and shall have a long-term reputation for the highest ethical and moral standards; to have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve; and to the extent such nominee serves or has previously served on other boards, to have a demonstrated history of actively contributing at board meetings. In addition to reviewing a nominee's background and accomplishments, nominees are reviewed in the context of the current composition of the Board of Directors and the evolving needs of the Company and whether the nominee, if elected, would assist in achieving a mix of board members that represents a diversity of background and experiences.

        Pursuant to the corporate governance guidelines established by the Board, a majority of the Board shall be "independent" under the Nasdaq listing standards. On an annual basis, the Nominating and Governance Committee reviews the "independent" status of each member of the Board to determine whether any relationship is inconsistent with a determination that the director was independent. Additionally, the guidelines established by the Board require that the Company's audit, compensation and nominating and governance committees shall be comprised entirely of independent directors and at least one member of the Audit Committee shall have such experience, education and other qualifications necessary to qualify as an "audit committee financial expert" as defined by SEC rules.

Shareholder Nomination Procedure

        Any shareholder of the Company entitled to vote for the election of directors at the annual meeting can submit the names of candidates for director by writing to the Corporate Secretary at HarborOne Bancorp, Inc., 770 Oak Street, Brockton, Massachusetts 02301. To be timely, a shareholder's notice must be delivered not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

        The submission shall include the following information set forth below:

  •
  As to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

  •
  The name and address of the shareholder giving the notice, as they appear on the Company's books, and the names and addresses of the other proposing persons (if any); as to each proposing person, any Material Ownership Interests;

  •
  A description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any proposing person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Company;

  •
  (A) A description of all agreements, arrangements or understandings by and among any of the proposing persons, or by and among any proposing persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) proposed to be brought before the meeting of shareholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (B) identification of the names and addresses of other shareholders (including beneficial owners) known by any of the proposing persons to support such nomination(s), and to the extent known the class and number of all shares of the Company's capital stock owned beneficially or of record by such other shareholder(s) or other beneficial owner(s); and

  •
  A nomination for Board candidates submitted by a shareholder for presentation at an annual meeting must comply with the procedural and informational requirements as outlined in the by-laws of the Company.

        There were no submissions by shareholders of Board nominees for our 2020 annual meeting.

Compensation Committee Interlocks and Insider Participation

        During the year ended December 31, 2019, the members of the Compensation Committee were David P. Frenette, Esq., Gordon Jezard and Wallace H. Peckham, III, MBA, CPA, each of which are independent directors. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee. No interlocking relationship exists between any member of the Board of Directors or Compensation Committee (or other committee performing equivalent functions) and any executive, member of our Board of Directors or member of the compensation committee (or other committee performing equivalent functions) of any other company.

Transactions with Related Parties

        The following is a description of transactions, since January 1, 2019, to which we have been a party or will be a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers or directors, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change in control arrangements, which are described under "—Executive Compensation" and "—Director Compensation" below.

        Loans and Extensions of Credit.    The Sarbanes-Oxley Act of 2002 generally prohibits loans to our executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by HarborOne Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to HarborOne Bank and must not involve more than the normal risk of repayment or present other unfavorable features. We have adopted written policies to implement the requirements of Regulation O, which restricts the extension of credit to directors and executive officers and their family members and other related interests. Under these policies, extensions of credit that exceed regulatory thresholds must be approved by the Board of Directors. We believe that all extensions of credit to our directors and officers satisfy the foregoing conditions. The aggregate amount of our loans to our directors, executive officers and their related entities was $176,864 at July 27, 2020. As of July 27, 2020, these loans were performing according to their original terms.

        Other Transactions.    Since January 1, 2019, there have been no transactions and there are no currently proposed transactions in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of our executive officers or directors had or will have a direct or indirect material interest.

Policy Regarding Derivatives, Short Sales, Hedging or Pledging

        The Board annually reviews and approves the Company's policy with regard to insider trading. The Company's Insider Trading Policy prohibits insiders from pledging shares on margin, trading in derivative securities of the Company's common stock, engaging in short sales of the Company's securities, or purchasing any other financial instrument that is designed to hedge or offset any decrease in the market value of the Company's securities, all without prior Board approval. The Company's Insider Trading Policy also prohibits engaging in short sales of the Company's securities.

DIRECTOR COMPENSATION

        In the year ending December 31, 2020, each non-employee director will receive an annual fee which shall be paid in equal monthly installments. The chairman of the Board will receive $90,000, the Audit Committee chair will receive $85,000, other committee chairs will receive $82,500 and all other non-employee directors will receive $75,000 annually.

        The following table sets forth information regarding the compensation paid to our non-employee directors for the fiscal year ended December 31, 2019:

Name(1)(2)	Fees Earned or Paid in Cash(3)	Stock Awards(4)	All Other Compensation(5)	Total
Joseph F. Barry	$70,000	$—	$637	$70,637
Mandy L. Berman	59,583	50,018	6,680	116,281
David P. Frenette, Esq.	70,000	—	9,329	79,329
Gordon Jezard	70,000	—	987	70,987
Barry R. Koretz	65,000	—	11,070	76,070
Timothy R. Lynch	65,000	—	330	65,330
William A. Payne	65,000	—	180	65,180
Wallace H. Peckham, III, MBA, CPA	70,000	—	637	70,637
Michael J. Sullivan, Esq.	75,000	—	117	75,117
Damian W. Wilmot, Esq.	59,583	50,018	180	109,781

(1)
As of December 31, 2019, each director, other than Ms. Berman, Mr. Payne, and Mr. Wilmot, held 11,103 shares of unvested restricted stock. As of December 31, 2019, Mr. Payne held 3,330 shares of unvested restricted stock and Ms. Berman and Mr. Wilmot each held 5,671 shares of unvested restricted stock.

(2)
As of December 31, 2019, each director, other than Mr. Payne, had 55,507 exercisable options outstanding. As of December 31, 2019, Mr. Payne had 16,652 exercisable options outstanding while neither Ms. Berman nor Mr. Wilmot had any options outstanding at that time.

(3)
Includes retainer payments, meeting fees and committee and/or chair fees earned during the fiscal year, whether such fees were paid currently or deferred under the Director Retirement Plan. Fees earned or paid also include fees for service on the Board committees.

(4)
Amounts included in the "Stock Awards" column for the year ended December 31, 2019, represent grants under our 2017 Stock Option and Incentive Plan that were made on January 14, 2019. Amounts related to stock awards are reported in the table above pursuant to applicable SEC regulations that require that we report the full grant-date fair value of grants in the year in which such grants are made. The stock awards reflect the aggregate fair value at the grant date of $8.82 per share. Grants vest (are earned) ratably over three years.

(5)
Includes premiums for life insurance paid by HarborOne Bank on behalf of each director; premiums for dental insurance paid by HarborOne Bank on behalf of Messrs. Barry, Frenette, Jezard, Koretz and Peckham; premiums for health insurance paid by HarborOne Bank on behalf of Messrs. Frenette and Koretz and financial planning assistance for Messrs. Frenette, Jezard, Koretz and Ms. Berman.

        Director Retirement Plan.    Directors of HarborOne Bank as of December 31, 2016 were eligible to participate in the HarborOne Bank Director Retirement Plan, which provides for annual payments to directors who have completed six or more years of service, and who have reached the retirement age specified in the participation agreement, of a specified percentage of the total director fees paid to the director in his or her final year serving as director, as follows: 30.0% annually for five years, for directors with at least six years of service; 45.0% annually for 10 years, for directors with at least 11 years of service or 60.0% annually for 10 years, for directors with at least 21 years of service. On December 31, 2017, the Company elected to freeze the Directors' Retirement Plan and does not intend to replace it with an alternative plan at this time. The balance of the liability at December 31, 2019 was $1.9 million and there were payouts of $37,000 in 2019.

 EXECUTIVE COMPENSATION

        We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation, including the requirement to include a Compensation Discussion and Analysis, as well as exemptions from the requirement to hold a non-binding advisory vote on executive compensation. We have elected to provide the scaled disclosure requirements applicable to emerging growth companies.

        Our "named executive officers" for the year ended December 31, 2019 were as follows: James W. Blake, our Chief Executive Officer; Joseph F. Casey, our President and Chief Operating Officer; and Linda H. Simmons, our Chief Financial Officer.

Overview

        Our compensation programs are designed to:

  •
  attract, motivate and retain employees at the executive level who contribute to our long-term success;

  •
  provide compensation packages to our executives that are competitive, reward the achievement of our business objectives and effectively align executives' interests with those of our shareholders; and

  •
  increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives and by providing a portion of total compensation for executive officers in the form of ownership in the Company.

        The Compensation Committee is primarily responsible for developing and implementing our compensation policies and establishing and approving the compensation for all of our executive officers. The Compensation Committee oversees our compensation and benefit plans and policies, administers our equity incentive plans and reviews and approves annually all compensation decisions relating to our executive officers. The Compensation Committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions. Since 2016, the compensation committee has retained Pearl Meyer & Partners, LLC as its independent compensation advisor ("Pearl Meyer"). We do not believe the retention of, and the work performed by, Pearl Meyer creates any conflict of interest.

Governance and Executive Pay Practices

        We believe that our executive pay practices align with the Bank's strategic plan, support the long-term interests of our shareholders and are consistent with governance best practices.

        Below are highlights of our executive pay and governance practices:

  •
  Pay for performance with a significant portion of compensation "at risk"

  •
  Clawback policy that applies to cash awards and equity compensation

  •
  Engagement with an independent compensation advisor

  •
  Double-trigger change in control provisions

  •
  No hedging or pledging of Company stock without prior authorization

  •
  No repricing of stock options

  •
  No gross-up provisions in change in control agreements

Clawback Policy

        On April 24, 2020, the Compensation Committee adopted a policy that requires that, in the event of any accounting restatement due to material non-compliance with any financial reporting requirements, the Compensation Committee will recover any excess incentive compensation (cash or equity) paid during the three-year period prior to the determination such restatement is required (i) to any executive officer, regardless of any misconduct or whether the executive officer is directly or indirectly responsible and (ii) to any other employee of the Company who the Compensation Committee determines was directly responsible for the misstatement. In addition, the clawback policy provides that if the Compensation Committee concludes that an executive officer or employee committed a significant legal or compliance violation in connection with the officer's or employee's employment, the Compensation Committee may, in its discretion, seek recovery of all or a portion of the compensation awarded to the employee or the executive officer for the performance period in which the violation occurred or conclude that any unpaid or unvested compensation has not been earned and must be forfeited. The Compensation Committee believes that the clawback policy reflects good standards of corporate governance and reduces the potential for excessive risk taking by executive officers.

Summary Compensation Table

        The following table sets forth information regarding the compensation paid to our named executive officers for the fiscal years ended December 31, 2019 and 2018:

Name and Principal Position	Year	Salary	Option Awards(1)	Non-equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
James W. Blake	2019	$776,805	$921,320	$384,519	$224,989	$2,307,633
Chief Executive Officer	2018	739,815	372,479	532,666	142,611	1,787,571
Joseph F. Casey	2019	$526,293	$384,053	$217,096	$150,340	$1,277,782
President and Chief	2018	501,231	372,479	270,665	93,794	1,238,169
Operating Officer
Linda Simmons	2019	$325,401	$—	$93,960	$80,169	$499,530
Chief Financial Officer

(1)
Amounts included in the "Option Awards" column for the years ended December 31, 2019, represent grants under our 2017 Stock Option and Incentive Plan that were made on February 27, 2019. Amounts related to option awards are reported in the table above pursuant to applicable SEC regulations that require that we report the full grant-date fair value of grants in the year in which such grants are made as compared to the actual vesting, which occurs ratable over three years. The option awards reflect a grant date fair value of $2.47 per stock option in 2019 with an exercise price of $8.98 and reflect a grant date fair value of $2.80 per stock option in 2018 with an exercise price of $9.79 per share. The assumptions used in the valuation of these options are included in Note 18 of the Notes to our Consolidated Financial Statements.

(2)
Amounts reported reflect annual cash incentives earned by our named executive officers for performance in 2019 and 2018.

(3)
The summary of "All Other Compensation" from the table above for the components for 2019 are shown below.

Name	401(k) Employer Contributions	Country Club Membership	Financial Planning and Tax Preparation	Auto Allowance & Fuel Reimbursement	Life & LTD Insurance Premiums	ESOP(1)	ESOP Restoration(1)
Mr. Blake	$34,425	$1,805	$1,125	28,280	41,237	$25,684	$92,433
Mr. Casey	34,425	—	1,245	28,869	15,842	12,141	57,819
Ms. Simmons	34,425	—	3,815	—	6,985	12,141	22,803

(1)
Represents the aggregate value of the shares allocated to the named executive officer's ESOP account and amounts credited to the named executive officer's ESOP Restoration Plan account for the plan year, determined based on the number of shares allocated to the named executive officer under the ESOP or ESOP Restoration Plan, multiplied by $10.99, which was the fair market value of Company common stock as of December 31, 2019, the final trading day of 2019.

        Base Salaries.    We use base salaries to recognize the experience, skills, knowledge, and responsibilities required of all our employees, including our named executive officers. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience.

        Annual Officer Incentive Plan.    We maintain an Annual Officer Incentive Plan to provide for short-term incentive opportunities for our executive officers that align with the Bank's annual financial and non-financial goals. Under the Annual Officer Incentive Plan, named executive officers are eligible for cash awards based upon the achievement of pre-established Bank performance goals. At the beginning of the fiscal year, the Compensation Committee approved the following performance goals for 2019 under the Annual Officer Incentive Plan:

  Fiscal 2019 Performance Goals equally weighted at 33 1/3%:

  •
  Return On Assets—Net Income divided by Average Total Assets. A performance range for Threshold, Target (set at HarborOne's budget), and Superior results, which in turn corresponded to a range of potential incentives that could be earned for this goal, was approved by the Compensation Committee. No incentives are earned for results below Threshold, and incentives are capped if results meet or exceed the Superior level.

  •
  Commercial Loan Growth—Commercial loans includes commercial real estate, commercial construction and commercial and industrial. Growth is measured from the previous year end to the current period end in dollars and compared to the budgeted growth. A performance range for Threshold, Target (set at the Company's budget), and Superior results, which in turn corresponded to a range of potential incentives that could be earned for this goal, was approved by the Compensation Committee. No incentives are earned for results below Threshold, and incentives are capped if results meet or exceed the Superior level.

  •
  Successful Completion of the Second-Step Conversion Offering—Results evaluated by the Compensation Committee to determine whether achieved or not.

  Incentive Plan Targets

        Incentive plan targets are expressed as a percentage of eligible base salary for each named executive officer and are set each year based upon the competitive market and executive pay assessment as conducted by Pearl Meyer. For 2019, the target bonus percentages for Mr. Casey and

Ms. Simmons increased to approximate the 50th percentile of our peer group. The Threshold incentive was set at 20% of Target, and the Superior incentive level (maximum possible) was set at 130% of target incentive level.

  Fiscal 2019 vs. 2018 Incentive Plan Targets:

Name	Fiscal 2019	Fiscal 2018
Mr. Blake	60%	60%
Mr. Casey	50%	45%
Ms. Simmons	35%	30%

  Fiscal 2019 Incentive Awards and Results:

        Incentives paid to the named executive officers for fiscal year 2019 were the result of the Company's overall goal achievement for Return On Assets, Commercial and Small Business Loan Growth and the Successful Completion of the Second-Step Conversion Offering collectively. Performance results on goals resulted in executive officers earning 82.5% of their respective target incentives. The table below sets forth the annual incentives earned by and paid to each of our named executive officers for 2019:

Name	Fiscal 2019 Incentive Target as a % of Eligible Base Salary	Fiscal 2019 Incentive Target ($)	Fiscal 2019 Goal Achievement (%)	Fiscal 2019 Actual Incentive ($)
Mr. Blake	60%	$466,083	82.5%	$384,519
Mr. Casey	50%	263,146	82.5%	217,096
Ms. Simmons	35%	113,890	82.5%	93,960

        Equity Compensation.    Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our shareholders.

        Equity award practices have followed prevailing practice for plans used in conjunction with mutual-to-stock conversions. We believe that equity grants with a time-based vesting feature promote executive retention, because this feature incentivizes our executive officers to remain in our employment during the vesting period. Our named executive officers have received awards in the form of restricted stock and stock options, ensuring that a portion of the equity awards align rewards to increases in stock price. During the year ended December 31, 2019, the Compensation Committee granted options to purchase shares of our common stock to our named executive officers, as described in more detail in the "Outstanding Equity Awards at Year End" table.

        The section entitled "Proposal 3: Approval of the HarborOne Bancorp, Inc. 2020 Equity Incentive Plan" in this proxy statement provides a summary of a new equity plan that, upon shareholder approval, will replace the 2017 Equity Plan. The Compensation Committee intends that future awards will reflect features and prevailing practice among comparable SEC-reporting institutions. While no formal program has been adopted, the Compensation Committee, with the assistance of its independent compensation consultant, is considering the views presented through proxy advisor guidelines, institutional investor groups and other governance advocates in regard to equity practices. Future grant practices may include an annual grant methodology, time and performance-based vesting and ownership or retention guidelines,

        Perquisites and Personal Benefits.    We provide an auto allowance and fuel reimbursement to each of Mr. Blake and Mr. Casey and reimburse Mr. Blake for his country club membership. In addition, each of our named executive officers is also entitled to participate in our retirement plans and nonqualified deferred compensation plans as described in more detail in the section entitled "Nonqualified Retirement Benefits" below.

Employment and Change in Control Agreements

        Employment Agreements.    HarborOne Bank and the Company are parties to an employment agreement with each of Mr. Blake and Mr. Casey.

        Mr. Blake's employment agreement provides for a minimum annual base salary of $781,097, which was increased from the minimum in effect in 2018 of $743,902. Mr. Casey's employment agreement provides for a minimum annual base salary of $529,200, which was increased from the limit in effect for 2018 of $504,000. The employment agreements also provide for discretionary incentive and/or bonus compensation, participation on generally applicable terms and conditions in other compensation and fringe benefit plans, and certain perquisites, including for Mr. Blake: the use of an automobile and reimbursement of automobile-related expenses; club membership; travel to and attendance at industry conferences and seminars; five weeks' paid vacation; life insurance equal to three times the executive's base salary; technology assistance for remote access to HarborOne Bank's and the Company's systems; and supplemental medical insurance upon reaching age 65. For Mr. Casey, such perquisites include: the use of an automobile and reimbursement of automobile related expenses; club membership; five weeks' paid vacation; life insurance equal to three times the executive's base salary; technology assistance for remote access to HarborOne Bank's and the Company's systems; and supplemental medical insurance upon reaching age 65.

        HarborOne Bank and the Company may terminate the employment of either Mr. Blake or Mr. Casey, and each such executive may resign, at any time for any reason. In the event of termination without "cause" or "good reason" (as each such term defined in the respective employment agreement), HarborOne Bank and the Company will pay to the executive, for a period of two years, severance benefits equal to his monthly base salary in effect at the time of his termination and annual incentive compensation equal to the average incentive compensation received by the executive during the three full fiscal years immediately preceding termination. HarborOne Bank and the Company will also make an additional payment to the executive in an amount equal to the aggregate amount of employer contributions that would have been made to any qualified pension, profit sharing or 401(k) or similar plan on behalf of the executive if the executive had remained an employee of HarborOne Bank and the Company for an additional 24-month period. In addition, HarborOne Bank and the Company will make a monthly cash payment for 18 months or the executive's COBRA health continuation period, whichever ends earlier, in the amount that HarborOne Bank and the Company would have made to provide health insurance to the executive.

        In the event the executive's employment is involuntarily terminated for reasons other than for cause, disability or death, or the executive voluntary resigns for good reason, in either case within 24 months after a change in control of the Company, the severance benefits increase from two times the sum of the executive's base salary to three times the sum of the executive's base salary, and will be paid in a lump sum. Any payments required under the employment agreements will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code if such reduction would result in a higher after-tax amount to Mr. Blake or Mr. Casey. The employment agreements provide for certain post-employment obligations with respect to the executive's ability to compete with HarborOne Bank and the Company and to solicit customers and employees of HarborOne Bank and the Company.

        Change in Control Agreements.    The Company has entered into change in control agreements with each of its executive officers other than Messrs. Blake and Casey. The agreements for all executive officers are substantially similar, and provide that if the executive's employment is involuntarily terminated for reasons other than for cause, disability or death (as such term is defined in the respective change of control agreement), or the executive voluntarily resigns for "good reason" (as such term is defined in the respective change of control agreement) on or within 12 months after the effective date of a change in control of the Company, the executive would be entitled to a severance payment equal to his or her base salary and average three-year bonus. Such payment would be payable in a lump sum within ten days following the executive's date of termination. In addition, the Company will make a monthly cash payment for 18 months or the executive's COBRA health continuation period, whichever ends earlier, in the amount that the Company would have made to provide health insurance to the executive. Any payments required under the agreements will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code if such reduction would result in a higher after-tax amount to the executive.

Nonqualified Retirement Benefits

        Split-Dollar Life Insurance Arrangements.    In 2000, HarborOne Bank entered into a collateral assignment split-dollar life insurance arrangement with Mr. Blake in order to provide a death benefit to the executive's beneficiaries and to allow the executive access to the cash surrender value of the policy in excess of the amount of premiums paid by HarborOne Bank upon his retirement from HarborOne Bank. In anticipation of the reorganization of HarborOne Bank in 2016, HarborOne Bank terminated this arrangement with Mr. Blake, and Mr. Blake transferred the ownership of the life insurance policy to HarborOne Bank and Mr. Blake entered into a new endorsement split-dollar life insurance agreement that will provide Mr. Blake with a $1,400,000 lifetime death benefit.

        Supplemental Executive Retirement Plan Agreements.    HarborOne Bank maintains a supplemental executive retirement plan agreement with each of Messrs. Blake and Casey.

        Upon Mr. Blake's "separation from service" (as defined therein), disability or death, Mr. Blake (or his beneficiary in the case of death) shall receive a lump sum payment in an amount equal to the actuarial equivalent of a single life annuity equal to 60.0% of Mr. Blake's final average three-year salary and bonus reduced by the primary Social Security benefits payable upon Mr. Blake's separation from service and the amount payable to Mr. Blake from HarborOne Bank's 401(k) plan attributable to employer contributions. This lump sum payment is further reduced by the amount paid by HarborOne Bank to Mr. Blake when he reached age 65 in 2015 pursuant to his 2008 supplemental executive retirement plan agreement, with interest at a rate of 3.0% per year from the date of payment. Under the terms of the supplemental executive retirement plan agreement with Mr. Casey, upon the earliest of attaining age 65, termination other than for "cause," disability, death or a "change in control" of HarborOne Bank(as each such term is defined therein), Mr. Casey shall receive a lump sum payment equal to the actuarial equivalent value of a single life annuity equal to 60.0% of the executive's average three-year salary and bonus reduced by projected Social Security benefits and the amount payable to the executive from HarborOne Bank's 401(k) Plan attributable to employer contributions.

        Senior Management Long Term Incentive Plan.    Under the HarborOne Bank Senior Management Long Term Incentive Plan, all executive officers of HarborOne Bank with a title of Senior Vice President or above, including Messrs. Blake and Casey, but excluding Ms. Kerr as she was hired in the fourth quarter of 2018, may be awarded deferred cash incentive awards. A deferred incentive award is equal to the deferral percentage multiplied by the executive's base salary for the applicable year. The deferral percentage is determined by the Board of HarborOne Bank based on the executive's or HarborOne Bank's achievement of performance goals. The terms "deferred incentive award," "deferred percentage" and "performance goals" are defined in the HarborOne Bank Senior Management Long Term Incentive Plan. Each deferred incentive award is payable three years following the grant of such award, subject to the executive's continued employment with HarborOne Bank. Awards are immediately payable upon the executive's death, disability, retirement or "separation from service" (as defined therein) within 24 months of a "change in control" (as defined therein) of HarborOne Bank or the Company. Retirement for this purpose means an executive's reaching the age of 62 or older after completing 10 or more years of service with HarborOne Bank. Accordingly, once an executive satisfies the condition for retirement, he or she would be entitled to the deferred incentive award. The Board of Directors amended this plan effective January 1, 2018 so that no further deferred incentive awards will be granted. The balance of the liability at December 31, 2019 was $838,000.

        ESOP Restoration Plan.    HarborOne Bank provides an ESOP Restoration Plan for the benefit of selected executives whose annual compensation exceeds the amount of annual compensation, which was $280,000 in 2019, permitted to be recognized under the ESOP by the Internal Revenue Code. Under the ESOP Restoration Plan, eligible participants receive a credit each year equal to the amount they would have received under the ESOP but for the Internal Revenue Service-imposed compensation limit. Any benefits earned under the ESOP Restoration Plan become payable the earliest of six months and a day after the participant's "separation from service" from HarborOne Bank, the participant's death, a "change in control" of the Company or upon the termination of the ESOP Restoration Plan (as each such term is defined therein).

Benefit Plans

        401(k) Profit Sharing Plans.    HarborOne Bank currently maintains the HarborOne 401(k) Plan (the "HarborOne 401(k) Plan"), and HarborOne Mortgage, LLC, HarborOne Bank's wholly owned subsidiary, maintains the HarborOne Mortgage Retirement Plan (the "HarborOne Mortgage 401(k) Plan" and together with the HarborOne 401(k) Plan, the "401(k) Plans"), which are tax-qualified profit sharing plans with salary deferral features under Section 401(k) of the Internal Revenue Code. All employees of HarborOne Bank who have attained age 21 are eligible to participate in the HarborOne 401(k) Plan and make salary deferrals. All employees, other than seasonal employees and nonresident alien employees, of HarborOne Mortgage are eligible to participate in the HarborOne Mortgage 401(k) Plan and make salary deferrals. Seasonal employees of HarborOne Mortgage who have attained age 21 and completed 1,000 hours of service are eligible to participate in the HarborOne Mortgage 401(k) Plan.

        A participant may contribute up to 100.0% of his or her compensation to the HarborOne 401(k) Plan on a pre-tax or after-tax basis, subject to the limitations imposed by the Internal Revenue Code. A participant may contribute up to 100.0% of his or her compensation to the HarborOne Mortgage 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code.

        For 2019, the deferral contribution limit was $19,000. A participant over age 50 may contribute an additional $6,000 to the 401(k) Plans. A participant in the HarborOne 401(k) Plan is always 100.0% vested in his or her salary deferral contributions, and will become vested in his or her share of Bank contributions under a six-year vesting schedule with 20.0% vesting after completion of two years of service, and increased by 20.0% for each subsequent year of service. A participant in the HarborOne Mortgage 401(k) Plan is always 100.0% vested in his or her salary deferral contributions, and will become vested in his or her share of employer contributions under a four-year vesting schedule with 25.0% vesting after completion of one year of service, and increased by 25.0% for each subsequent year of service.

        Both 401(k) Plans provide certain in-service withdrawals, including hardship withdrawals and full withdrawals after age 59 1/2. Distributions from both 401(k) Plans are available in a lump sum or installments upon a participant's retirement, termination of employment, death or disability.

        The 401(k) Plans permit a participant to direct the investment of his or her own account into various investment options. The participants in the 401(k) Plans are permitted to invest up to 25% of their account balances in the 401(k) Plan in common stock of the Company.

        Employee Stock Ownership Plan.    The Company currently maintains an ESOP. Eligible employees who have attained age 21 and have completed one year of service are able to participate in the ESOP. Participants vest in the benefits allocated under the ESOP pursuant to a six-year vesting schedule, with 20.0% vesting after completion of two years of service, and increased by 20.0% for each subsequent completed year of service. A participant becomes fully vested at retirement, upon death or disability or upon termination of the ESOP. Any unvested shares that are forfeited upon a participant's termination of employment will be reallocated among the remaining ESOP participants.

        Shares of the Company's common stock purchased by the ESOP through the proceeds of a loan are held in a suspense account for allocation among participants. ESOP shares are released as the loan is repaid. Discretionary contributions to the ESOP and shares released from the suspense account are allocated among participants in accordance with compensation, on a pro rata basis.

        Participants in the ESOP will receive a vote authorization form that reflects all shares the participant may direct the trustee to vote on his or her behalf under the plan. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of Company common stock allocated to his or her account. The ESOP trustee will vote all unallocated shares of Company common stock held by the ESOP in the same proportion as shares for which it has received timely voting instructions. The ESOP trustee will not vote allocated shares for which no voting instructions are received.

        2017 Stock Option and Incentive Plan.    On August 9, 2017, the shareholders of the Company's predecessor as the holding company of HarborOne Bank, HarborOne Bancorp, Inc. ("Old HarborOne") approved the 2017 Equity Plan, which provided for the grant of options, stock appreciations rights, restricted stock, restricted units, unrestricted stock awards, cash based awards, performance awards, and dividend equivalent rights to officers, employees and directors of Old HarborOne and its subsidiaries. The 2017 Equity Plan was assumed by the Company in connection with the Offering. Total shares of the Company's common stock reserved for issuance under the plan are 3,730,147. Both incentive stock options and non-qualified stock options may be granted under the 2017 Equity Plan, with total shares reserved for options equaling 2,664,391 with 495,148 shares remaining available for grant as options as of December 31, 2019. The total number of shares reserved for restricted stock or restricted units is 1,065,755, with 109,486 shares remaining available for grant as restricted stock or restricted units as of December 31, 2019.

        Outstanding Equity Awards at Year End.    The following table sets forth information with respect to outstanding equity awards as of December 31, 2019 for the named executive officers. All equity awards reflected in this table were granted pursuant to the 2017 Equity Plan, described above and shown below.

			Option Awards(1)				Stock Awards(1)
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock that Have Vested (#)	Market Value of Shares of Stock that Have Vested(3)	Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(3)
Mr. Blake	8/16/2017	(2)(4)	88,812	44,407	$10.23	8/16/2027	170,504	$1,873,839	85,255	$936,952
	11/26/2018	(2)	44,406	88,813	$9.79	11/25/2028
	2/27/2019	(2)	—	373,004	$8.98	2/27/2029
Mr. Casey	8/16/2017	(2)(4)	88,812	44,407	$10.23	8/16/2027	119,694	$1,315,437	59,849	$657,741
	11/26/2018	(2)	44,406	88,813	$9.79	11/25/2028
	2/27/2019	(2)	—	155,487	$8.98	2/27/2029
Ms. Simmons	8/16/2017	(2)(4)	41,892	20,948	$10.23	8/16/2027	17,354	$190,720	8,679	$95,382

(1)
All historical share and price information has been restated to reflect the 1.795431 exchange ratio following the exchange offer. Total option and restricted share grants to all recipients, after the application of the exchange ratio, are reported in the 2018 Annual Report on Form 10-K for fiscal years 2017 and 2018, and in the 2019 Annual Report on Form 10-K for fiscal year 2019.

(2)
Vesting period is over three years from the date of grant.

(3)
Based on trading price of $10.99 on 12/31/19.

(4)
Updated shares for correction made in 2018 for options granted in 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table details, as of July 27, 2020, information concerning beneficial ownership of our common stock by:

  •
  each of our directors;

  •
  each of our named executive officers;

  •
  all of our directors and executive officers as a group; and

  •
  each person known by the Company to be the beneficial owner of more than 5% of our outstanding common stock.

Name(2)	Number of Shares(3)(4)	Percent of Common Stock Outstanding(5)
Joseph F. Barry(6)	130,545	*
Mandy L. Berman(7)	11,022	*
James W. Blake(8)	679,186	1.16%
Joseph F. Casey(9)	566,214	*
David P. Frenette, Esq.(10)	210,430	*
Inez H. Friedman-Boyce(11)	3,400	*
Christopher K. Gibbons(12)	162,603	*
Gordon Jezard(13)	139,522	*
Brenda C. Kerr(14)	22,423	*
Barry R. Koretz(15)	148,499	*
Timothy R. Lynch(16)	130,545	*
William A. Payne(17)	46,958	*
Wallace H. Peckham, III(18)	123,851	*
David B. Reilly(19)	115,426	*
H. Scott Sanborn(20)	114,338	*
Linda H. Simmons(21)	93,189	*
Michael J. Sullivan, Esq.(22)	143,443	*
David E. Tryder(23)	85,067	*
Patricia M. Williams(24)	109,998	*
Damian W. Wilmot, Esq.(25)	10,985	*

All directors and executive officers as a group (20 persons)	3,047,644	5.22%

T. Rowe Price Group, Inc.(26)	4,652,882	7.97%
HarborOne Bank Employee Stock Ownership Plan Trust(27)	4,587,618	7.85%

*
Less than 1%.

(2)
Unless otherwise indicated, the address for each director and named executive officer is c/o HarborOne Bancorp, Inc., 770 Oak St., Brockton, MA 02301.

(3)
The number of shares reported by officers as being held through the HarborOne 401(k) Plan may be different from the number of shares previously reported as having been acquired through the HarborOne 401(k) Plan because Company stock held in the HarborOne 401(k) Plan is held in a unitized fund that includes both Company common stock and cash. The percentage of each unit that is Company common stock fluctuates daily, through no volitional act of the HarborOne 401(k) Plan participant.

(4)
The number of shares of common stock "beneficially owned" by each shareholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. "Number of Shares Beneficially Owned" includes shares of common stock that may be acquired upon the exercise of options to acquire shares of common stock that are exercisable on or within 60 days after July 27, 2020 of 1,524,088. Except as otherwise noted, each beneficial owner has sole voting and investment power over the shares and units.

(5)
The total number of shares outstanding used in calculating this percentage assumes the exercise of all options to acquire shares of common stock that are exercisable on or within 60 days after July 27, 2020 and that no options held by other beneficial owners are exercised. Percentages are based on 58,409,342 shares of Company common stock outstanding as of July 27, 2020.

(6)
Includes 13,977 shares held jointly with his spouse, 11,103 shares of unvested restricted stock awarded under the 2017 Equity Plan and 83,263 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(7)
Includes 3,781 shares of unvested restricted stock.

(8)
Includes 105,476 shares held in the HarborOne 401(k) Plan, 35,908 held by his spouse and daughter as joint tenants, 85,255 shares of unvested restricted stock awarded under the 2017 Equity Plan, 6,141 shares held by the ESOP and allocated to his account and 301,958 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(9)
Includes 61,546 shares held in the HarborOne 401(k) Plan, 59,849 shares of unvested restricted stock awarded under the 2017 Equity Plan, 60,116 shares held in his IRA, 147,282 shares held in trust of which Mr. Casey is trustee with his spouse with shared voting power, 2,966 shares held by the ESOP and allocated to his account and 229,453 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(10)
Includes 53,862 shares held jointly with his spouse, 30,000 shares held in his IRA, 11,103 shares of unvested restricted stock awarded under the 2017 Equity Plan and 83,263 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(11)
Includes 3,400 unvested restricted stock awarded under the 2017 Equity Plan.

(12)
Includes 70,327 shares held in the HarborOne 401(k) Plan, 8,978 shares held jointly with his spouse, 8,679 shares of unvested restricted stock awarded under the 2017 Equity Plan, 4,658 shares held by the ESOP and allocated to his account and 62,840 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(13)
Includes 22,954 shares held by the Jezard Family Revocable Trust, 11,103 shares of unvested restricted stock awarded under the 2017 Equity Plan and 83,263 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(14)
Includes 325 shares held in the HarborOne 401(k) Plan, 5,866 shares of unvested restricted stock awarded under the 2017 Equity Plan, 484 shares held by the ESOP and allocated to her account, and 7,817 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(15)
Includes 26,931 shares held jointly with his spouse, 11,103 shares of unvested restricted stock awarded under the 2017 Equity Plan and 83,263 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(16)
Includes 11,103 shares of unvested restricted stock awarded under the 2017 Equity Plan and 83,263 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(17)
Includes 4,488 shares held in his IRA, 3,330 shares of unvested restricted stock awarded under the 2017 Equity Plan and 24,979 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(18)
Includes 11,103 shares of unvested restricted stock awarded under the 2017 Equity Plan and 83,263 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(19)
Includes 14,950 shares held in the HarborOne 401(k) Plan, 8,679 shares of unvested restricted stock awarded under the 2017 Equity Plan, 3,505 shares held by the ESOP and allocated to his account and 62,840 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(20)
Includes 17,589 shares held in the HarborOne 401(k) Plan, 8,679 shares of unvested restricted stock awarded under the 2017 Equity Plan, 2,989 shares held by the ESOP and allocated to his account and 62,840 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(21)
Includes 8,679 shares of unvested restricted stock awarded under the 2017 Equity Plan, 1,929 shares held by the ESOP and allocated to her account and 62,840 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(22)
Includes 11,103 shares of unvested restricted stock awarded under the 2017 Equity Plan and 83,263 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(23)
Includes 1,760 shares held in the HarborOne 401(k) Plan, 8,679 shares of unvested restricted stock awarded under the 2017 Equity Plan, 4,239 shares held by the ESOP and allocated to his account and 62,840 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(24)
Includes 15,827 shares held in the HarborOne 401(k) Plan, 8,679 shares of unvested restricted stock awarded under the 2017 Equity Plan, 4,000 shares held by the ESOP and allocated to her account and 62,840 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(25)
Includes 3,781 shares of unvested restricted stock.

(26)
Based exclusively on a Schedule 13G filed by T. Rowe Price Group, Inc. on February 14, 2020. The filer claimed sole power to vote or direct the vote of 1,444,109 shares and sole power to dispose or direct the disposition of 4,652,882 shares. T. Rowe Price Group, Inc.'s address is 100 East Pratt Street, Baltimore, MD 21202.

(27)
Reflects shares held in the ESOP. Under the terms of the ESOP, plan participants are entitled to direct the plan trustee on how to vote shares of common stock allocated to their accounts. The trustee will vote shares of common stock allocated to the accounts of plan participants as instructed by the plan participants and will vote unallocated shares of common stock held in the ESOP in the same ratio as allocated shares are voted on each proposal, subject to the fiduciary responsibilities of the trustee. The ESOP's address is c/o HarborOne Bancorp, Inc., 770 Oak Street, Brockton MA 02301.

Delinquent Section 16(a) Reports

        Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports and any amendments thereto furnished to us during or with respect to our most recent fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were satisfied.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        On March 16, 2020, the Audit Committee appointed Crowe LLP to serve as the independent registered public accounting firm to conduct an audit of our consolidated financial statements for the fiscal year ending December 31, 2020. This action resulted in the dismissal of Wolf & Company, P.C. as the Company's independent registered public accounting firm.

        Although ratification by shareholders is not required by law or by our by-laws, the Audit Committee believes that submission of its selection to shareholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders. If our shareholders do not ratify the appointment of Crowe LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

        The audit reports of Wolf & Company, P.C. on the Company's consolidated financial statements for the fiscal years ended December 31, 2019 ("Fiscal 2019") and December 31, 2018 ("Fiscal 2018") did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During Fiscal 2018 and Fiscal 2019, and subsequently through March 16, 2020, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Wolf & Company, P.C. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Wolf & Company, P.C.'s satisfaction, would have caused Wolf & Company, P.C. to make reference to them in its reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

        During Fiscal 2018 and Fiscal 2019, and through the subsequent interim period preceding the engagement of Crowe LLP, neither the Company nor anyone acting on its behalf has consulted with Crowe LLP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Crowe LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

        It is anticipated that a representatives of Wolf & Company, P.C. and Crowe LLP will attend the annual meeting of shareholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fee Disclosure

        The following is a summary of the fees billed by Wolf & Company, P.C. for professional services rendered to us for the fiscal year ended December 31, 2019:

	2019	2018
Audit Fees(1)	$312,000	$317,000
Audit Related Fees(2)	125,900	7,300
Tax Fees	—	—
All Other Fees(3)	204,500	115,000
Total	$642,400	$459,340

(1)
Audit Fees include fees associated with professional services rendered for the audit of the financial statements and services that are normally provided by Wolf & Company, P.C. in connection with statutory and regulatory filings or engagements. For example, audit fees include fees for professional services rendered in connection with quarterly and annual reports, and the issuance of consents by Wolf & Company, P.C. to be named in our registration statements and to the use of their audit report in the registration statements.

(2)
Audit Related Fees refers to fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. During 2019, these fees were related to the S-1 filed in conjunction with the second-step conversion and during 2018, these fees were related to the registration statement on Form S-4 filed in conjunction with our subordinated debt offering.

(3)
All Other Fees refers to fees and related expenses for products and services other than services described above. Our Audit Committee considers whether the provision by Wolf & Company, P.C. of any services that would be required to be described under "All Other Fees" would be compatible with maintaining Wolf & Company, P.C.'s independence from both management and the Company.

Pre-Approval Policies and Procedures of our Audit Committee

        Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if: (i) the aggregate amount of all such non-audit services constitutes not more than five percent of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (ii) we did not recognize such services at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to our Audit Committee's or any of its members' attention and approved by our Audit Committee or any of its members who has authority to give such approval prior to the completion of the audit. None of the fees reflected above were incurred as a result of non-audit services provided by our independent registered public accounting firm pursuant to this de minimis exception. Our Audit Committee may delegate to one or more of its members who is an independent director the authority to grant pre-approvals.

        The Board unanimously recommends a vote FOR the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for 2020.

 AUDIT COMMITTEE REPORT

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate this proxy statement or future filing with the SEC, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

        The undersigned members of the Audit Committee of the Board of Directors of HarborOne Bancorp, Inc. submit this report in connection with the committee's review of the financial reports for the fiscal year ended December 31, 2019 as follows:

          1.     the Audit Committee has reviewed and discussed with management the audited consolidated financial statements of HarborOne Bancorp, Inc. for the fiscal year ended December 31, 2019;

          2.     the Audit Committee has discussed with representatives of Wolf & Company, P.C. the matters required to be discussed with them the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC; and

          3.     the Audit Committee has received the written disclosures and the letter from Wolf & Company, P.C. required by applicable requirements of the PCAOB regarding Wolf & Company, P.C.'s communications with the Audit Committee concerning independence, and has discussed with Wolf & Company, P.C. its independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Wallace H. Peckham, III, MBA, CPA (Chair)
Joseph F. Barry
Barry R. Koretz
William A. Payne

 PROPOSAL 3: APPROVAL OF THE HARBORONE BANCORP, INC. 2020 EQUITY INCENTIVE PLAN

        The Board believes that stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, and non-employee directors of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its shareholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        On July 29, 2020, the Board adopted, subject to shareholder approval, the HarborOne Bancorp, Inc. 2020 Equity Incentive Plan (the "2020 Equity Plan"). The 2020 Equity Plan is intended to replace the 2017 Equity Plan, which was adopted following the Company's mutual to stock conversion and minority stock offering. The 2020 Equity Plan is designed to reflect features and prevailing practice among comparable SEC-reporting institutions, to enhance the flexibility to grant equity awards to our officers, employees and non-employee directors and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board and/or the Compensation Committee. A copy of the 2020 Equity Plan is attached as Exhibit A to this proxy statement and is incorporated herein by reference.

        As of July 28, 2020, there were stock options to acquire 2,148,295 shares of common stock outstanding under the 2017 Equity Plan, with a weighted average exercise price of $9.87 and a weighted average remaining term of 7.54 years. In addition, as of July 28, 2020, there were 315,559 unvested full value awards with time-based vesting outstanding under the 2017 Equity Plan. Other than the foregoing, no awards were outstanding under equity compensation plans as of July 28, 2020. As of July 28, 2020, there were 634,261 shares of common stock available for awards under the 2017 Equity Plan. Following approval of the 2020 Equity Plan, we will not make any additional grants under the 2017 Equity Plan and such shares shall no longer be available for issuance.

Equity Award Grant History and Burn Rate

        In considering and recommending to shareholders the number of shares authorized in the 2020 Equity Plan, the Compensation Committee and the Board considered historic share usage and resulting burn rate as reflected in the table below:

Year	Options Granted(1)	Full-Value Shares Granted(2)	Total Granted(3)	Weighted Average Number of Common Shares Outstanding	Burn Rate(4)
2017	1,585,921	972,063	4,016,079	56,068,279	7.16%
2018	289,889	8,797	311,882	56,689,591	0.55%
2019	583,565	47,276	701,755	55,731,637	1.26%
				3-year average burn rate	2.99%

(1)
Reflects exchange offer in August 2019 (1.795431 exchange ratio), and correction made in 2018 for error in option grant in 2017.

(2)
Reflects exchange offer in August 2019 (1.795431 exchange ratio).

(3)
Full-value awards were converted to option equivalents using a conversion factor of 2.5.

(4)
Calculated by dividing the weighted average shares outstanding (basic) by the total granted.

        After obtaining shareholder approval for our 2017 Stock Option and Incentive Plan (the "2017 Equity Plan"), we made larger initial equity grants in 2017 reflecting the prevailing practice of financial institutions recently converted from mutual to stock form. Subsequent equity grants were also made in 2018 and 2019. As shown in the following table, our aggregate equity grant levels were broad-based, with our Chief Executive Officer receiving 25.7% of shares granted, our named executive officers (including our Chief Executive Officer) receiving 45.5% of shares granted, and other recipients (excluding our named executive officers) receiving the majority (54.5%) of granted shares.

Fiscal Year	CEO Grants	Grants to All NEOs	Total Grants to All Recipients
2017	388,978	790,613	2,557,984
2018	133,219	266,438	298,686
2019	373,004	528,491	630,841
Three-Year Total Grants	895,201	1,585,542	3,487,511
Three-Year Average	25.7%	45.5%
	CEO	All NEOs
	Percent of Total Shares Granted

Summary of Material Features of the 2020 Equity Plan

        The material features of the 2020 Equity Plan are:

  •
  The maximum number of shares of common stock to be issued under the 2020 Equity Plan is 4,500,000 shares, and there is no evergreen increase to this limit;

  •
  For each restricted share or restricted stock unit granted, the 2020 Equity Plan's share reserve will be reduced by 2.5 shares;

  •
  The award of stock options (both incentive and non-qualified options), restricted stock (using time-vesting and/or performance-vesting features), restricted stock units (also using time-vesting and/or performance-vesting features), cash-based awards, and dividend equivalent rights and is permitted;

  •
  Shares tendered or held back for taxes will not be added back to the reserved pool under the 2020 Equity Plan. Additionally, shares we reacquire on the open market will not be added to the reserved pool under the 2020 Equity Plan;

  •
  Stock options will not be repriced in any manner without shareholder approval, and no reload stock options will be granted;

  •
  The number of shares awarded under the 2020 Equity Plan by us to any non-employee director in any calendar year may not exceed 20,000 shares and the number of shares awarded under the 2020 Equity Plan by us to any one officer in any calendar year may not exceed 250,000 shares;

  •
  A minimum vesting period of one year is required for all equity awards, other than a limited number of excepted awards under the 2020 Equity Plan;

  •
  Any dividends and dividend equivalent rights payable with respect to any equity award are subject to the same vesting provisions as the underlying award;

  •
  No dividends or dividend equivalents will be granted as a component of stock option awards;

  •
  Any material amendment to the 2020 Equity Plan is subject to approval by our shareholders; and

  •
  The term of the 2020 Equity Plan will expire on September 29, 2030.

        Based solely on the closing price of our common stock as reported by NASDAQ on July 28, 2020 and the maximum number of shares that would have been available for awards as of such date under the 2020 Equity Plan, the maximum aggregate market value of the common stock that could potentially be issued under the 2020 Equity Plan is $39,735,000. The shares of common stock underlying any awards that are forfeited, canceled or otherwise terminated, other than by exercise, under the 2020 Equity Plan will be added back to the shares of common stock available for issuance under the 2020 Equity Plan. Shares tendered or held back upon exercise of a stock option or settlement of an award under the 2020 Equity Plan to cover the exercise price or tax withholding. In addition, shares of common stock repurchased on the open market will not be added back to the shares of common stock available for issuance under the 2020 Equity Plan.

Rationale for Adopting the 2020 Equity Plan

        Our 2017 Equity Plan was adopted following our reorganization into the mutual holding company form of organization and minority stock offering. The 2017 Equity Plan's design and features, and our grants under the 2017 Equity Plan, reflected prevailing practice for institutions following a mutual holding company reorganization which included larger initial grants. In our history, we made no grants of shares or options prior to approval of the 2017 Equity Plan. With approval of the 2020 Equity Plan, no additional grants will be made from remaining reserve in our 2017 Equity Plan, and any forfeited or cancelled shares or options under the 2017 Equity Plan will not be used for future grants.

        The 2020 Equity Plan is critical to our ongoing effort to build shareholder value. Equity incentive awards are an important component of our executive and non-executive employees' compensation. Our Compensation Committee and the Board believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

        The Compensation Committee has reviewed prevailing practice among comparable SEC-reporting institutions and adopted a conceptual framework for future grants. We expect to follow an annual grant cycle and include equity grants with both performance-vesting and time-vesting requirements. We manage our long-term shareholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize shareholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. We will further manage our burn rate and dilution by reducing our share reserve by 2.5 shares for each full value share granted. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our shareholders and motivate our employees to act as owners of the business.

Summary of the 2020 Equity Plan

        The following description of certain features of the 2020 Equity Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2020 Equity Plan, which is attached hereto as Exhibit A.

        Administration.    The 2020 Equity Plan will be administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2020 Equity Plan.

        Eligibility; Plan Limits.    All full-time and part-time officers, employees, and non-employee directors are eligible to participate in the 2020 Equity Plan, subject to the discretion of the administrator. As of July 28, 2020, 450 individuals would have been eligible to participate in the 2020

Equity Plan had it been effective on such date, which includes 10 executive officers, 430 employees who are not executive officers and 10 non-employee directors. There are certain limits on the number of awards that may be granted under the 2020 Equity Plan. For example, no more than 4,500,000 shares of common stock may be granted in the form of incentive stock options and no more than 250,000 shares may be granted to any executive officer in any one calendar year.

        Director Compensation Limit.    The 2020 Equity Plan provides that the number of shares subject to all awards awarded under the 2020 Equity Plan to any non-employee director in any calendar year shall not exceed 20,000 shares of common stock.

        Minimum Vesting Period.    The minimum vesting period for each equity award granted under the 2020 Equity Plan must be at least one year, provided that up to 5% of the shares authorized for issuance under the 2020 Equity Plan will be set aside and not subject to such minimum of one year. In addition, the Administrator may grant equity awards that vest within one year if such awards are granted as substitute awards in replacement of other awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within one year.

        Stock Options.    The 2020 Equity Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code and (2) options that do not so qualify. Options granted under the 2020 Equity Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors. The option exercise price of each option will be determined by the Compensation Committee. Except in the case of options (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant or (iii) that are compliant with Section 409A of the Code, the exercise price of an option may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be determined by reference to the price of the shares of common stock on NASDAQ. The exercise price of an option may not be reduced after the date of the option grant without shareholder approval, other than to appropriately reflect changes in our capital structure.

        The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2020 Equity Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

        Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, non-qualified options may be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

        To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

        Restricted Stock.    The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained).

        Restricted Stock Units.    The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock or cash subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Compensation Committee's sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant's compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

        Dividend Equivalent Rights.    The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option) may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award. No dividend equivalent rights may be granted as a component of a stock option.

        Cash-Based Awards.    The Compensation Committee may grant cash bonuses under the 2020 Equity Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

        Change of Control Provisions.    In the event of a "sale event," as defined in the 2020 Equity Plan, awards under the 2020 Equity Plan may be assumed, continued or substituted. In the event that awards are not assumed, continued or substituted, the 2020 Equity Plan and all outstanding awards shall terminate. Except as otherwise provided by the Compensation Committee in the award agreement, upon the effective time of the sale event, all awards with time-based conditions will become vested and exercisable upon the sale event, and awards with conditions and restrictions relating to the attainment of performance goals shall become vested assuming achievement at the target level of performance. In addition, the Company may make or provide for payment, in cash or in kind, to participants holding options in exchange for cancellation thereof equal to the difference between the per share cash consideration and the exercise price of the options (provided that, in the case of an option with an exercise price equal to or greater than the per share cash consideration, such option shall be cancelled for no consideration). The Compensation Committee shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a sale event unless they are assumed by the successor entity.

        Adjustments for Stock Dividends, Stock Splits, Etc.    The 2020 Equity Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2020 Equity Plan, to certain limits in the 2020 Equity Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

        Tax Withholding.    Participants in the 2020 Equity Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or vesting of other awards. The Compensation Committee may require that tax withholding obligations satisfied by withholding shares of common stock to be issued pursuant to exercise or vesting. The Compensation Committee may also require the Company's tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

        Amendments and Termination.    The Board may at any time amend or discontinue the 2020 Equity Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may materially and adversely affect any rights under any outstanding award without the holder's consent. To the extent required under the rules of NASDAQ, any amendments that materially change the terms of the 2020 Equity Plan will be subject to approval by our shareholders. Amendments shall also be subject to approval by our shareholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options.

        Effective Date of Plan.    The 2020 Equity Plan was approved by our Board on July 29, 2020. Awards of incentive options may be granted under the 2020 Equity Plan until July 29, 2030. No other awards may be granted under the 2020 Equity Plan after the date that is ten years from the date of shareholder approval.

Tax Aspects Under the Code

        The following is a summary of the principal federal income tax consequences of certain transactions under the 2020 Equity Plan. It does not describe all federal tax consequences under the 2020 Equity Plan, nor does it describe state or local tax consequences.

        Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

        If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

        If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

        Non-Qualified Options.    No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

        Other Awards.    The Company generally will be entitled to a tax deduction in connection with other awards under the 2020 Equity Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

        Parachute Payments.    The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

        Limitation on Deductions.    Under Section 162(m) of the Code, the Company's deduction for awards under the 2020 Equity Plan may be limited to the extent that any "covered employee" (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

New Plan Benefits

        The future awards, if any, that will be made to eligible persons under the 2020 Equity Plan are subject to the discretion of the Compensation Committee, and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our officers, employees or non-employee directors under the 2020 Equity Plan. Therefore, a New Plan Benefits Table is not provided.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2019 regarding shares of common stock that may be issued under the 2017 Equity Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:	2,169,243	9.87	604,634
Equity compensation plans not approved by security holders:	—	—	—

Total	2,169,243	9.87	604,634

(1)
As of December 31, 2019, there were 495,148 shares available for grant in the form of stock options under the 2017 Equity Plan and 109,486 shares available for issuance as restricted stock awards.

        The Board unanimously recommends a vote FOR the approval of the HarborOne Bancorp, Inc. 2020 Equity Incentive Plan.

OTHER MATTERS

Solicitation of Proxies

        We will pay the cost of solicitation of proxies. Our directors, officers and employees may solicit proxies personally, by telephone, via the internet or by mail without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a Notice of Internet Availability of Proxy Materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. We have engaged Innisfree M&A Incorporated to solicit proxies held by brokers and nominees for a fee of $15,000, and will reimburse it for reasonable out-of-pocket expenses incurred in the solicitation of proxies.

Shareholder Proposals

        Shareholders who, in accordance with the Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2021 annual meeting must submit their proposals to our Corporate Secretary on or before April 15, 2021. Shareholders may also propose business to be brought before an annual meeting pursuant to our Bylaws. Under our Bylaws, to be timely, a shareholder's notice for the 2021 annual meeting of shareholders must be received by the Company no earlier than May 28, 2021 and no later than June 27, 2021. However, if an annual meeting is held on a date more than 30 days before, or more than 60 days after, the anniversary of the preceding year's annual meeting, a shareholder proposal must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Attendance at the Meeting

        All shareholders of record of shares of common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. If you are not a shareholder of record but hold shares through a broker, bank or other nominee, you will need only your 16-digit control number to access the virtual meeting.

Householding of Proxy Materials

        If you and other residents at your mailing address own shares of common stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one Notice of Internet Availability of Proxy Materials, annual report and/or proxy statement, as applicable. This procedure, known as "householding," is intended to reduce the volume of duplicate information shareholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of the applicable proxy materials to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our proxy materials, you may be able to request householding by contacting your broker, bank or other nominee.

        If you wish to request extra copies free of charge of our proxy materials, please send your request in writing to HarborOne Bancorp, Inc., 770 Oak Street, Brockton, Massachusetts 02301, Attention: Investor Relations or by telephone at (508) 895-1000.

Other Matters

        The Board does not know of any matters other than those described in this proxy statement that will be presented for action at the 2020 annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

By Order of the Board of Directors,

Inez H. Friedman-Boyce General Counsel and Secretary

Brockton, Massachusetts
August 17, 2020

Exhibit A

HARBORONE BANCORP, INC.
2020 EQUITY INCENTIVE PLAN

        SECTION 1.    GENERAL PURPOSE OF THE PLAN; DEFINITIONS

        The name of the plan is the HarborOne Bancorp, Inc. 2020 Equity Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees and Non-Employee Directors of HarborOne Bancorp, Inc. (the "Company") and its Affiliates, including HarborOne Bank (the "Bank") and HarborOne Mortgage, LLC, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth below:

        "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Administrator" means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

        "Affiliate" means, at the time of determination, any "parent" or "subsidiary" of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which "parent" or "subsidiary" status is determined within the foregoing definition.

        "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Units, Restricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.

        "Award Certificate" means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

        "Board" means the Board of Directors of the Company.

        "Cash-Based Award" means an Award entitling the recipient to receive a cash-denominated payment.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        "Disability" means that a grantee is: (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (b) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company, the Bank or its Subsidiaries; or (c) determined to be totally disabled by the Social Security Administration.

        "Dividend Equivalent Right" means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

        "Effective Date" means the date on which the Plan becomes effective as set forth in SECTION 17.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Fair Market Value" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), NASDAQ Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

        "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        "Minimum Vesting Period" means the one-year period following the date of grant of an Award.

        "Non-Employee Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

        "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        "Officer" means an executive officer of the Company that is subject to the reporting requirements of Section 16 of the Exchange Act.

        "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

        "Restricted Shares" means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company's right of repurchase.

        "Restricted Stock Award" means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

        "Restricted Stock Units" means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

        "Sale Event" shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a sale of the Bank by the Company at a time when the Bank represents at least 50 percent of the assets of the Company, (iii) a merger, reorganization or consolidation pursuant to which the holders of the Company's outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iv) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, (v) a change in control of the Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation at 12 C.F.R. Section 303.82(b) with respect to the Bank and the Board of Governors of the Federal Reserve System at 12 C.F.R. Section 225.41 with respect to the Company, as in effect on the date hereof, or (vi) any other transaction in which the owners of the Company's outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company. In addition to the foregoing, and not in limitation thereof, a Sale Event shall also be deemed to have occurred if, during any period of two consecutive years, individuals who constitute the Board at the beginning of such two-year period cease for any reason to constitute at least a majority of the Board, as the case may be; provided, however, that for purposes of this sentence, an individual shall be deemed to have been a director at the beginning of such period if such individual was elected, or nominated for election, by the Board, as the case may be, by a vote of at least two-thirds of the directors who were either directors at the beginning of the two-year period or were so elected or nominated by such directors. Notwithstanding the foregoing, in no extent shall a reorganization of the Company or the Bank solely within its corporate structure constitute a Sale Event for purposes of the Plan.

        "Sale Price" means the value as determined by the Administrator of the consideration payable, or otherwise to be received by shareholders, per share of Stock pursuant to a Sale Event.

        "Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

        "Service Relationship" means any relationship as an employee, Non-Employee Director or other service provider of the Company or any Affiliate.

        "Stock" means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

        "Subsidiary" means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

        "Ten Percent Owner" means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

        SECTION 2.    ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

          (a)    Administration of Plan.    The Plan shall be administered by the Administrator.

          (b)    Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

              (i)  to select the individuals to whom Awards may from time to time be granted;

             (ii)  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

            (iii)  to determine the number of shares of Stock to be covered by any Award;

            (iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

             (v)  to accelerate at any time the exercisability or vesting of all or any portion of any Award;

            (vi)  subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

           (vii)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan;

    to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

        All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

          (c)    Award Certificate.    Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

          (d)    Indemnification.    Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company's articles or bylaws or any directors' and officers' liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

          (e)    Minimum Vesting Period.    The vesting period for each Award granted under the Plan must be at least equal to the Minimum Vesting Period; provided, however, nothing in this Section 2(e) shall limit the Administrator's authority to accelerate the vesting of Awards as set forth in Section 2(b)(v) above; and, provided further, notwithstanding the foregoing, up to 5% of the shares of Stock authorized for issuance under the Plan will be set aside and not subject to such Minimum Vesting Period (each such Award, an "Excepted Award"). Notwithstanding the foregoing, in addition to Excepted Awards, the Administrator may grant Awards that vest (or permit previously granted Awards to vest) within the Minimum Vesting Period if such Awards are granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period.

        SECTION 3.    STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

          (a)    Stock Issuable.    The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 4,500,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any awards under the Plan that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. Notwithstanding the foregoing, the shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be added to the shares authorized for grant under the Plan. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided that no more than 4,500,000 shares of Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

          (b)    Changes in Stock.    Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the maximum number of Shares that may be issued under Awards granted in one calendar year to an Officer or Non-Employee Director, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options) as to which such Stock Options remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

          (c)    Mergers and Other Transactions.    In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. Except as may be otherwise provided in the relevant Award Certificate, all Options with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals shall become vested assuming achievement at the target level of performance. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options (provided that, in the case of an Option with an exercise price equal to or greater than the Sale Price, such Option shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

          (d)    Limitations.    Notwithstanding anything herein to the contrary, (i) Awards with respect to no more than 250,000 shares of Stock may be granted to any one Officer during any one calendar year and (ii) Awards with respect to no more than 20,000 shares of Stock may be granted to any one Non-Employee Director during any one calendar year.

          (e)    Effect of Awards.    The grant of any full value Award (i.e., an Award other than an Option) shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award of 2.5 shares of Stock for each such share of Stock actually subject to the Award. The grant of an Option shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share of Stock actually subject to the Award. Any forfeitures, cancellations or other terminations (other than by exercise) of such Awards shall be returned to the reserved pool of shares of Stock under the Plan in the same manner.

        SECTION 4.    ELIGIBILITY

        Grantees under the Plan will be such employees, officers and Non-Employee Directors of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion.

        SECTION 5.    STOCK OPTIONS

          (a)    Award of Stock Options.    The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

        Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

        Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, which may differ among individual Awards and grantees. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

          (b)    Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) the Stock Option is otherwise compliant with Section 409A.

          (c)    Option Term.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

          (d)    Exercisability; Rights of a Shareholder.    Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. Subject to Section 2(b)(v), the Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option; provided that, except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to SECTION 14. below, in writing after the Award is issued, any portion of a Stock Option that has not vested at the time of termination of an optionee's employment (or other Service Relationship) due to death or Disability shall accelerate and become exercisable in full as of the date of such termination. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

          (e)    Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Award Certificate:

              (i)  In cash, by certified or bank check or other instrument acceptable to the Administrator;

             (ii)  Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

            (iii)  By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

            (iv)  With respect to Stock Options that are not Incentive Stock Options, by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

        Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

          (f)    Annual Limit on Incentive Stock Options.    To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

        SECTION 6.    RESTRICTED STOCK AWARDS

          (a)    Nature of Restricted Stock Awards.    The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.

          (b)    Rights as a Shareholder.    Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a shareholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that any dividends paid by the Company with respect to any unvested Restricted Shares shall accrue and shall not be paid to the grantee unless and until such Restricted Shares have vested. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in SECTION 6. (c) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in SECTION 6. (c) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

          (c)    Restrictions.    Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to SECTION 14. below, in writing after the Award is issued, if a grantee's employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason other than due to the death or Disability of the grantee, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee's legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to SECTION 14. below, in writing after the Award is issued, if a grantee's employment (or other Service Relationship) with the Company and its Subsidiaries terminates due to the death or Disability of the grantee, any Restricted Shares that have not vested at the time of such termination shall accelerate and vest in full.

          (d)    Vesting of Restricted Shares.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed "vested."

        SECTION 7.    RESTRICTED STOCK UNITS

          (a)    Nature of Restricted Stock Units.    The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

          (b)    Election to Receive Restricted Stock Units in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

          (c)    Rights as a Shareholder.    A grantee shall have the rights as a shareholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units by the issuance of shares of Stock upon the satisfaction of the applicable restrictions and conditions set forth at the time of grant; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of SECTION 9. and such terms and conditions as the Administrator may determine.

          (d)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to SECTION 14. below, in writing after the Award is issued, a grantee's right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason other than the grantee's death or Disability; provided that, if a grantee's employment (or other Service Relationship) with the Company and its Subsidiaries terminates due to the death or Disability of the grantee, any Restricted Stock Units that have not vested at the time of such termination shall accelerate and vest in full.

        SECTION 8.    CASH-BASED AWARDS

        Grant of Cash-Based Awards.    The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a cash-denominated. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

        SECTION 9.    DIVIDEND EQUIVALENT RIGHTS

          (a)    Dividend Equivalent Rights.    The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. For the avoidance of doubt, in no event shall any Dividend Equivalent Rights be paid unless or until such Award has vested. In no event shall any Dividend Equivalent Rights be granted as a component of a Stock Option.

          (b)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to SECTION 14. below, in writing after the Award is issued, a grantee's rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee's termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason other than the grantee's death or Disability; provided that, if a grantee's employment (or other Service Relationship) with the Company and its Subsidiaries terminates due to the death or Disability of the grantee, any Dividend Equivalent Rights that have not vested at the time of such termination shall accelerate and vest in full.

        SECTION 10.    TRANSFERABILITY OF AWARDS

          (a)    Transferability.    Except as provided in Section 11(b) below, during a grantee's lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee's legal representative or guardian in the event of the grantee's incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

          (b)    Administrator Action.    Notwithstanding Section 10(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

          (c)    Family Member.    For purposes of Section 10(b), "family member" shall mean a grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee's household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

          (d)    Designation of Beneficiary.    To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

        SECTION 11.    TAX WITHHOLDING

          (a)    Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

          (b)    Payment in Stock.    The Administrator may require the Company's tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company's tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

        SECTION 12.    SECTION 409A AWARDS

        Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A (a "409A Award"), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a "separation from service" (within the meaning of Section 409A) to a grantee who is then considered a "specified employee" (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee's separation from service, or (ii) the grantee's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

        SECTION 13.    TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

          (a)    Termination of Service Relationship.    If the grantee's Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

          (b)   For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:

              (i)  a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or

             (ii)  an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

        SECTION 14.    AMENDMENTS AND TERMINATION

        The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder's consent. Except as provided in Section 3(b) or 3(d), without prior shareholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation and re-grants or cancellation of Stock Options in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company shareholders. Nothing in this Section 14 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(b) or 3(c).

        SECTION 15.    STATUS OF PLAN

        With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

        SECTION 16.    GENERAL PROVISIONS

          (a)    No Distribution.    The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

          (b)    Issuance of Stock.    To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee's last known address on file with the

  Company, notice of issuance and recorded the issuance in its records (which may include electronic "book entry" records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

          (c)    Shareholder Rights.    Until Stock is deemed delivered in accordance with Section 16(b), no right to vote or receive dividends or any other rights of a shareholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

          (d)    Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

          (e)    Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to the Company's insider trading policies and procedures, as in effect from time to time.

          (f)    Hedging/Pledging Policy Restrictions.    Awards under the Plan shall be subject to the Company's policies relating to hedging and pledging, as such may be in effect from time to time.

          (g)    Clawback Policy.    Awards under the Plan shall be subject to any applicable clawback policy of the Company, as such may be in effect from time to time.

          (h)    Regulatory Requirements.    The grant and settlement of Awards under the Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12. U.S. 1828(k), and the rules and regulations promulgated thereunder.

        SECTION 17.    EFFECTIVE DATE OF PLAN

        This Plan shall become effective upon shareholder approval in accordance with applicable state law, the Company's bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

        SECTION 18.    GOVERNING LAW

        This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Massachusetts Business Corporation Act as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: July 29, 2020

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 28, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. HARBORONE BANCORP, INC. ATTN: INEZ FRIEDMAN-BOYCE 770 OAK STREET BROCKTON, MA 02301 During The Meeting - Go to www.virtualshareholdermeeting.com/HONE2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 28, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D21352-P42754 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. HARBORONE BANCORP, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3. 1. To elect the four Class I director nominees named in the proxy statement to serve on our Board of Directors for a term of three years and until their respective successors are duly elected and qualified. Withhold For ! ! ! ! ! ! ! ! 1a. Joseph F. Casey 1b. David P. Frenette, Esq. 1c. Barry R. Koretz For Against Abstain 1d. Michael J. Sullivan, Esq. ! ! ! ! ! ! 2. To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. 3. To approve the HarborOne Bancorp, Inc. 2020 Equity Incentive Plan. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on September 29, 2020 The Notice of the Annual Meeting, 2020 Proxy Statement and the 2019 Annual Report to Shareholders are available at: http://www.harboronebancorp.com D21353-P42754 PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS HarborOne Bancorp, Inc. The undersigned appoints James W. Blake and Joseph F. Casey, and each of them acting singly, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of HarborOne Bancorp, Inc. held of record by the undersigned at the close of business on July 27, 2020 at the Annual Meeting of Shareholders of HarborOne Bancorp, Inc. to be held on September 29, 2020, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE DIRECTORS NAMED IN THE PROXY STATEMENT, FOR RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020 AND FOR THE APPROVAL OF THE HARBORONE BANCORP, INC. 2020 EQUITY INCENTIVE PLAN. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is executed. (Continued and to be marked, dated and signed, on the other side)

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 19, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. HARBORONE BANCORP, INC. ATTN: INEZ FRIEDMAN-BOYCE 770 OAK STREET BROCKTON, MA 02301 During The Meeting - Go to www.virtualshareholdermeeting.com/HONE2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 19, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D21354-P42754 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. HARBORONE BANCORP, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3. 1. To elect the four Class I director nominees named in the proxy statement to serve on our Board of Directors for a term of three years and until their respective successors are duly elected and qualified. For Withhold ! ! ! ! ! ! ! ! 1a. Joseph F. Casey 1b. David P. Frenette, Esq. 1c. Barry R. Koretz For Against Abstain 1d. Michael J. Sullivan, Esq. ! ! ! ! ! ! 2. To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. 3. To approve the HarborOne Bancorp, Inc. 2020 Equity Incentive Plan. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on September 29, 2020 The Notice of the Annual Meeting, 2020 Proxy Statement and the 2019 Annual Report to Shareholders are available at: http://www.harboronebancorp.com D21355-P42754 ESOP and HarborOne 401(k) Plan Vote Authorization Form HarborOne Bancorp, Inc. The undersigned directs the trustee of the HarborOne Bancorp, Inc. Employee Stock Ownership Plan (the "ESOP") and the trustee of the HarborOne 401(k) Plan (the "HarborOne 401(k) Plan") to vote, as designated on the reverse hereof, all shares of common stock of HarborOne Bancorp, Inc. allocated to the participant’s account(s), if any, for which the participant is entitled to direct the voting at Annual Meeting of Shareholders of HarborOne Bancorp, Inc. to be held on September 29, 2020, or at any adjournment thereof. If this form is not returned in a timely manner, the ESOP trustee will vote all unallocated shares of Company common stock held by the ESOP in the same proportion as shares for which it has received timely voting instructions. The ESOP trustee will not vote allocated shares for which no voting instructions are received. HarborOne Bank, as plan administrator, will vote any shares in the HarborOne 401(k) Plan for which participants have not issued voting instructions as HarborOne Bank determines in its discretion and will direct the HarborOne 401(k) Plan trustee accordingly. If any other business is brought before the Annual Meeting, this form will be voted by the trustees in a manner intended to represent the best interest of the participants and beneficiaries of the ESOP and the HarborOne 401(k) Plan. At the present time, HarborOne Bancorp, Inc. knows of no other business to be brought before the Annual Meeting. IF NO INSTRUCTION IS SPECIFIED AND THIS AUTHORIZATION FORM IS RETURNED SIGNED, THIS VOTE AUTHORIZATION FORM WILL BE CONSIDERED A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3. (Continued and to be marked, dated and signed, on the other side)